UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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XCEL ENERGY INC.

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THE FUTURE IN SIGHT

2020 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Xcel Energy®

THE FUTURE IN SIGHT

2050 may be decades away, but we are not waiting. Our bold vision to provide 100% carbon-free electricity requires that we focus today on innovation and creating the infrastructure, policies and technologies to accomplish this ambitious transition reliably and affordably for customers. It also means making the change responsibly for employees and communities and remaining grounded in our mission to serve customers and corporate values — Committed, Connected, Safe, Trustworthy.

Ben Fowke Chairman of the Board and Chief Executive Officer

April 8, 2020

Dear Fellow Shareholders:

What a difference a month makes. As we were preparing for our Annual Shareholders’ Meeting this year, I was excited to share with you our outstanding 2019 results. However, in the face of a global pandemic, our immediate focus has shifted. I want to thank the entire Xcel Energy team for their work to keep our customers and employees safe. And a special thank you to our mission critical employees who are working hard to ensure our customers have the electricity and natural gas service they depend on every day.

Due to concerns about the coronavirus (COVID-19), this year’s annual meeting will be completely virtual and held via live webcast over the internet.  This approach is consistent with actions we have taken to protect the health and safety of our employees and the public during this challenging time while continuing to provide vital electric and gas service.

Our enclosed materials will showcase the outstanding accomplishments of 2019 at Xcel Energy and the continuation of our record of operational and financial excellence. Our 2019 highlights include:

• Meeting or exceeding our annual ongoing earnings guidance for the 15th consecutive year

• Increasing our dividend for the 16th consecutive year

• Exceeding total shareholder return for our industry peer group on a one-, three-, five- and 10-year basis

• Making progress toward our industry-leading vision of producing 100% carbon-free electricity by 2050 and reducing carbon emissions 80% (from a 2005 baseline) by 2030

As part of the clean energy transition, we have exciting opportunities to invest in our system and our communities. Xcel Energy’s future is indeed bright, and we have strong plans in place for:

• The continued transition from fossil-fuels to clean, low-cost renewable energy

• Enhancing the customer experience through a variety of programs, from electric vehicle subscriptions to new ways for customers to choose    their fuel sources and manage their energy

• Keeping customer bills low, all while delivering outstanding service and value

Logistics for this meeting will be different than in years past. You may attend the online meeting, submit questions, and vote your shares electronically during the meeting via the internet by visiting www.virtualshareholdermeeting.com/XEL2020.  Please review the information in the proxy statement for instructions on how to access and participate in the virtual meeting.

As always, we encourage you to vote your shares prior to the annual meeting. Details for how and when to vote and other important information are included in the proxy statement.

Thank you for your confidence in us.

Sincerely,

Ben Fowke

Chairman and Chief Executive Officer

Chris Policinski Lead Independent Director

April 8, 2020

Dear Fellow Shareholders:

On behalf of the Board of Directors, I join Ben in inviting you to Xcel Energy’s 2020 Annual Shareholders’ Meeting. Your Board is committed to effective governance that delivers both strong results for you and great value for customers.

We are proud to have delivered those results consistently over time. Our sound governance practices combine the benefits of strong, independent oversight with broad expertise and strong management that — working together — allow us to successfully execute innovative strategies in a complex and changing industry. Our practices ensure effective Board operations, encourage independent thought and judgment, and execute appropriate levels of Board oversight to produce these consistent and strong results. We continue this oversight as the Company navigates the challenges of the coronavirus with the goal of supporting our employees, customers and communities.

We are committed not only to delivering outstanding results, but also to representing your interests. These and other practices are detailed in the proxy statement, which I encourage you to review as you cast your vote.

As part of the evolution of our Board, we appointed two new independent directors during the past year: Netha Johnson, President, Bromide Specialties, Abermarle Corporation, and George Kehl, retired Office Managing Partner at KPMG LLP. Netha and George join our existing directors, who bring a variety of diversity, skills, qualifications and experiences, and represent an effective mix of deep Company knowledge and fresh perspectives.

I would like to thank Richard Davis, for his many contributions and years of dedicated service to Xcel Energy. Richard, who has served on the Board since 2006, will be leaving our Board when his term ends at the annual meeting.

As your Lead Independent Director, I am focused on the important obligations that our Board owes to you, our shareholders. My responsibilities include reviewing and approving the agendas for our Board meetings to ensure they cover key areas of Company focus, working with the Chairman to provide the directors information needed to effectively govern, developing and executing succession plans for both the Board and management to ensure strong independent oversight over the long term, and acting as a regular communications channel between our independent directors and our chief executive officer.

2019 was another great year for Xcel Energy. It is my privilege to serve as Xcel Energy’s Lead Independent Director, and I look forward to continuing my service to the Company. Know that your Board remains focused on delivering value to you, today and long into the future.

Thank you for investing in Xcel Energy.

Sincerely,

Chris Policinski

Lead Independent Director

Forward-Looking Statements

The statements contained in this proxy statement about our future performance, including, without limitation, future financial and operational results, strategies, visions, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”), and available on our website: www.xcelenergy.com. These reports address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this proxy statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Xcel Energy Inc. 414 Nicollet Mall, Minneapolis, MN 55401	Notice of 2020 Annual Shareholders’ Meeting

Meeting Information

Voting Information

•   Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting.

•   Your broker will NOT be able to vote your shares on the election of directors, the advisory vote on executive compensation, and the shareholder proposal presented at the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

•   You may vote via the internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

•   See “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 64 of this proxy statement for more information.

Time and Date	9:00 a.m. CDT May 22, 2020
How to Attend	Via the internet at www.virtualshareholdermeeting.com/XEL2020. There will be no physical meeting location.
Record Date	March 25, 2020

Annual Meeting Agenda

Proposals

1.	Election of 14 director nominees named in the proxy statement
2.	Approval of executive compensation in an advisory vote
3.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2020
4.	A shareholder proposal, if properly presented at the annual meeting
5.	Transaction of other business that may properly come before the meeting

How to Attend the Virtual Meeting

Due to coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments, we have determined our annual meeting of shareholders will be a completely virtual annual meeting; therefore there will be no physical meeting location. To attend the virtual meeting, visit www.virtualshareholdermeeting.com/XEL2020. If you wish to vote your shares during the virtual meeting, you will need the control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.

Please refer to the Questions and Answers Section under “How do I attend and vote at the Annual Meeting?” on page 66 of this proxy statement for important information about attending and voting at the annual meeting.

Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 8, 2020. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 22, 2020: Our 2020 proxy statement and Annual Report are available free of charge at www.proxyvote.com.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors (“Board”) of Xcel Energy Inc. (referred to in this proxy statement as “Xcel Energy,” the “Company,” “we,” “us,” and “our”) of proxies to be voted at Xcel Energy’s 2020 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in Xcel Energy.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 PROXY STATEMENT   |   XCEL ENERGY   |   1

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

FINANCIAL RESULTS

Our strategy has allowed us to deliver strong results for shareholders, customers, and policymakers alike. 2019 results extend our track record of solid performance.

Strong Total Shareholder Return

Xcel Energy
Peer Group Average
EEI Investor-Owned Electrics
S&P 500
32.4%
24.2%
25.8%
31.5%
70.8%
47.0%
45.7%
53.2%
107.7%
62.8%
64.4%
73.9%
330.3%
230.6%
214.0%
256.7%
One Year
Three Year
Five Year
Ten Year

Proven Track Record

Met or exceeded ongoing earnings per share ("EPS") guidance for 15 consecutive years

Increased dividend for 16 consecutive years

	2018-2019	2005 YE - 2019 YE CAGR[2]
Ongoing EPS Growth[1]	6.9%	6.1%
Dividend Growth	6.6%	4.6%
Stock Price[3]	28.9%	9.2%

(1) Ongoing EPS is a non-GAAP number and is defined in Exhibit A, which reconciles this amount to GAAP EPS for each period.

(2) Compound Annual Growth Rate.

(3) The dates used to calculate the stock price change were 12/31/2018 and 12/31/2019.

Positioned for the Future

Capital Forecast 2020-2024

Other 10%
Natural Gas System 13%
Electric Distribution 28%
$22.0 Billion
Electric Generation 16%
Renewables 9%
Electric Transmission 24%
~6.7% Expected Rate Base CAGR 2019-2024

2020 PROXY STATEMENT   |   XCEL ENERGY   |   3

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

STRATEGIC PRIORITIES

Our strategic priorities sharpen our focus and set the course for delivering outstanding long-term results.

Lead the Clean Energy Transition

First major U.S. utility to set a goal of 100% carbon-free electricity by 2050

3 owned wind farms, totaling 700 megawatts ("MW"), completed in 2019, with approximately 2,200 MW under construction

Our Steel for Fuel strategy is replacing coal-based assets with carbon-free resources, through plans that retire approximately half of our coal capacity between 2006 to 2027

Owned and Purchased Generating Capacity (MW)
2027*
2019
2006
0
5,000
10,000
15,000
20,000
Carbon Free
Coal

*Projected capacities for 2027 based on approved and proposed energy plans.

Keep Bills Low

Even as we invested in the system, operating and maintenance expenses declined almost 1% in 2019

Xcel Energy Residential Customer Bills Compared to Consumer Prices
120
110
100
90
80
70
Index
2013
2014
2015
2016
2017
2018
2019
CPI
Electric Bills
Natural Gas Bills

Source: Consumer prices based on the Consumer Price Index ("CPI"). Electric and natural gas bills based on data reported to the U.S. Energy Information Administration. Figures are annual average of monthly bills, excluding taxes and franchise fees.

Enhance the Customer Experience

More than 200,000 customers participate in renewable choice offerings, including the nation's largest community solar program

Secured approval for the Midwest's largest electric vehicle ("EV") program and supported successful legislation enabling utility EV services in Colorado and New Mexico

Investing $1.4 billion in an advanced grid that will improve reliability and security, storm response, efficiency, and customer offerings

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CORPORATE RESPONSIBILITY

We are delivering tangible environmental, social, and governance results in alignment with our core values: committed, connected, safe, and trustworthy.

Environmental Responsibility

Operational Improvements (since 2005)

- 82% reduction in SO_2 emissions
- 80% reduction in NO_x emissions
- 47% less coal ash produced
- 23% lower water consumption from owned and purchased electricity generation

Clean Energy Efforts

- Reduced carbon emissions 44% since 2005 from electricity provided to customers, over halfway to achieving 80% reduction goal by 2030
- Scientific validation of our carbon goals, demonstrating they are consistent with scenarios likely to achieve targets of the Paris Climate Accord
- Continued investment in our natural gas system helped us achieve a methane emissions rate of less than 0.2%, a level that studies show minimizes impact on the environment

Social Responsibility

Active Support for Communities

- Partnering with communities facing coal plant retirements to attract new business and retain property tax base, while also supporting a just workforce transition through advanced notification, relocation, and retraining
- Employees serve on approximately 500 community boards
- Nearly $11 million in Xcel Energy Foundation, company, and employee donations to nonprofits
- 100 Best Corporate Citizens, Corporate Responsibility Magazine

Engaging and Rewarding Workplace

- Matched our best DART employee safety year, reducing injuries 61% in the past 10 years
- 89% of employees agree that their safety is a priority for Xcel Energy (highest rated attribute on our employee engagement survey)
- Human Rights Campaign Best Place to Work for LGBTQ Equality with perfect score on the Corporate Equality Index (4th consecutive year)
- Military Times Best for Vets Employer, employing more than 1,000 veterans

Governance

Strong Governance and Clear and Transparent Disclosure

- Regular board oversight of emerging environmental, social, and governance issues
- Political contributions policy and public annual reporting with Board Committee oversight
- Named among the 2020 World's Most Ethical Companies

We report on our environmental, social, and governance strategy and performance to increase transparency with employees, communities, customers, investors, and other stakeholders. Find our annual Corporate Responsibility Report on xcelenergy.com.

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6   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

CORPORATE GOVERNANCE

Corporate Governance

Serving shareholders well is a key priority for your Board. We believe that the most effective oversight comes from:

•	Strong and effective practices in corporate governance and ethical business conduct, as these practices create the business culture that drives successful performance.
•	Directors who bring a diverse range of experiences and perspectives to provide the collective skills, qualifications and attributes needed to provide sound governance.
•

An engaged Board that works well as a whole and plans for its own refreshment, with members bringing their experience to the table and dialoguing freely with each other and management to create an environment of well-functioning oversight.

Xcel Energy has the practices, the Board, and the management team to deliver consistent and strong results for shareholders.

We regularly monitor issues and trends in corporate governance and employ practices that best serve shareholders. Current practices include:

•

Leadership and organization most appropriate to our business. Ours is a rapidly changing business that benefits from industry experience and expertise coupled with strong independent oversight. Through the roles of the Chairman and CEO, Lead Independent Director, and committees of independent directors, we are best positioned to continue delivering strong results. We annually review this structure to ensure it remains the best suited for our business.

•

Sound practices to ensure effective Board operations and independent oversight. To ensure the Board remains focused on the right issues over time, Xcel Energy employs sound practices to regularly assess enterprise risks and industry trends and then refreshes charters and practices as appropriate.

•

Effective Board planning and succession. Succession planning is important for both management and the Board. We employ good practices to ensure regular and planned Board refreshment while maintaining valuable and reasonable continuity to ensure effective oversight over the long term.

•

Strong governance practices. Serving shareholders well is a top priority for Xcel Energy. We keep abreast of developments in corporate governance practices and adopt those that best serve our shareholders.

•

Regular oversight of key corporate policies. Our governance practices set the foundation for excellent management and operations for the Company. Corporate policies communicate expectations to employees so they understand and adhere to good business conduct.

Highlights of our practices are summarized on the following table, followed by additional explanation of key features.

Summary of Governance Practices
Structure
Lead Independent Director	Specified duties ensure robust independent oversight and effective flow of information between management and independent directors. Governance structure is reviewed annually.
Committees	Membership and chairs are reviewed annually and are set to both leverage directors’ expertise and provide development opportunities to promote effective oversight over the long term.
Independence and Expertise

The Governance, Compensation and Nominating Committee (“GCN”) regularly reviews and validates director independence and assesses desired expertise for potential new directors to ensure the Board is well positioned to effectively manage risks and execute strategies. The Board also regularly determines which directors qualify as Audit Committee financial experts and meet independence standards under the requirements of Nasdaq and the SEC.

Practices
Risk Management

Regular updates on enterprise risks are provided to the Board, which then assigns new and emerging risks to the appropriate committee. Regular updates on compliance risks and legal risks are provided to the Audit Committee, which oversees plans to mitigate those risks.

Strategy Session

The Board holds a regular session to review industry landscape, hear from outside experts and refine strategies for execution. The Board and committees receive updates throughout the year on progress made on the key initiatives to execute those strategies.

Annual Evaluations

The Board employs a formal and regular process to evaluate Board and committee operation effectiveness and address identified areas for improvement. This evaluation process includes surveys, individual director conversations with the Lead Independent Director, and executive session discussions at both the Board and committee levels.

Training

Every committee regularly identifies topics and dedicates committee time to training that keeps them engaged with emerging issues and best practices. Directors are also encouraged to participate in topical conferences and off-site training opportunities, including specialized training in overseeing nuclear operations, audit committee issues, and industry topics.

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CORPORATE GOVERNANCE

Summary of Governance Practices
Tenure Policies
Term Limit

Directors may not serve on the Board for more than 15 years (directors at the time of the merger in 2000 are exempt from this requirement). Having this requirement, coupled with the mandatory retirement age, is rare among our peers and most public companies and provides an additional impetus to board refreshment.

Mandatory Retirement	Directors must retire on the day of the annual meeting of shareholders after turning age 72.
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment.
Shareholder Rights
Shareholder Voting	Our shareholders have the opportunity to annually vote for directors, provide an advisory vote on executive compensation and ratify the selection of auditors.
No Supermajority	There are no supermajority voting provisions.
Opportunities to be Heard	We provide an open forum at our annual meeting as well as published lines of communication to our directors and management.
Proxy Access	Shareholders have the ability to include nominees for director candidates for nomination as directors in our proxy statement, in accordance with the terms of our bylaws.
Corporate Policies
Code of Conduct

Our Code of Conduct guides our actions and frames the honest and ethical practices needed for business success. The GCN annually reviews the Code of Conduct and requires annual training of directors, officers, and employees.

Stock Ownership Requirements	Directors and executive officers are required to maintain specific levels of stock ownership.
Hedging and Pledging	We have in place policies that prohibit hedging and restrict pledging of our stock.
Political Contributions, Lobbying, and Government Communications

Our policy governs our engagement with policymakers and holds us to high ethical standards. We provide more disclosure than required by law, including an annual disclosure of political contributions on Xcel

Energy’s website.

Environmental	We are committed to environmental excellence, adhere to policies to ensure environmental compliance and adopt environmental initiatives that enhance value to customers and shareholders.

Leadership Structure and Roles

Our Board consists of a combined Chairman and CEO position, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with other corporate governance practices discussed below, provides sound and independent oversight of the Company. The Board believes that this structure is best suited for the Company at this time and serves shareholders well. We annually review this structure to confirm it is most effective for our business.

The combined Chairman and CEO role brings to the Board important experience and expertise, both of the Company and our rapidly changing industry. The skills and experience of the CEO are well suited for the role of Chairman, putting the Board in the best position to assess key industry drivers, identify important changes in the energy and consumer landscape, and develop effective strategies. In light of the opportunities and challenges facing the Company and our industry, the Board believes that shareholders are best served by having a combined role of Chairman and CEO.

Mr. Fowke currently serves in this role, providing the benefit of his extensive experience in the regulated energy industry to both the Company and the Board. His thorough understanding of the opportunities and challenges facing the industry is valuable at both the Board and management levels. For example, under his leadership, S&P Global Energy Awards honored Xcel Energy with the Award of Excellence in the Power category for our carbon-free vision. The S&P Global Energy Awards recognizes companies in the energy space all over the world for industry achievements. Xcel Energy was also recognized by Ethisphere, a global leader in defining and advancing the standards of ethical business practices, as one of the World’s Most Ethical Companies in 2020. For its proactive transition to clean energy and commitment to reducing carbon emissions, Xcel Energy was honored as an Organizational Leader by the national Climate Leadership Awards.

The Lead Independent Director likewise plays a critical role in our governance structure, working with both the independent directors and management to ensure the Company is well positioned with sound strategy, solid risk management and effective governance. The Lead Independent Director role is well defined, with responsibilities consistent with best practice. Mr. Policinski serves in this role, having been elected to serve a one-year term in May 2019, his fourth consecutive year in this role.

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CORPORATE GOVERNANCE

The final piece of this governance structure is the independent directors. The Board currently includes fourteen independent directors. Our directors are strong individuals, comfortable with their roles representing shareholders, and maintaining objectivity in the Board’s deliberations. They conduct business via a sound committee structure that governs risk management and mitigation as assigned by the Board and reports back to the Board through an efficient and effective process.

The Board believes that this structure ensures that directors receive the information, industry insights and direction needed to form successful strategies while maintaining the independence necessary to ensure effective governance and oversight. Our business is rather unique in that it is price-regulated, operates under a complex set of federal, state and local regulations, and is undergoing significant transformation. Working with the Lead Independent Director, the Chairman can lead the development of strategy, providing information and insight on the Company’s opportunities, challenges and performance.

Board of Directors	Lead Independent Director
Independent Oversight	Responsibilities (Per our Guidelines on Corporate Governance)

•  14 of 15 directors are independent.

•  Independent directors regularly meet in executive session without management present at both Board and committee meetings.

•  Each director may request items to be addressed at Board meetings.

•  Directors may request additional information from management at any time.

•  All committees are composed entirely of independent directors.

•  CEO performance is addressed annually by the GCN, and all independent members of the Board participate in the CEO’s performance evaluation.

•  Presides at all meetings of the Board at which the Chairman is not present.

•  Presides at all Board executive sessions of the independent directors.

•  Maintains regular communications with the independent directors, including an annual evaluation process.

•  Serves as a liaison between the Chairman and the independent directors.

•  Approves the agenda, materials provided to the directors and the meeting schedules.

•  Calls meetings of the independent directors, as necessary.

•  Consults and communicates with major shareholders, if requested.

•  Develops and maintains a process for CEO and Board succession planning with the GCN.

Term and Selection • Elected by the independent directors annually. • Is generally expected to serve for at least one, but no more than four years.

Risk Oversight

A key accountability of the Board is the oversight of material risk, and our Board employs a strong process for doing so. As outlined below, management and each Board committee have responsibilities for overseeing the identification and mitigation of key risks and reporting their assessments, activities, and initiatives to the full Board.

Management identifies and analyzes risks to determine materiality and other attributes such as timing, probability and controllability. Management broadly considers our business, the utility industry, business and policy trends, the domestic and global economies, and the environment to determine enterprise risks and actions to mitigate them, and employs a robust program to identify, assess, manage, and mitigate compliance risks.

Key Components of Management’s Oversight and Mitigation of Risk
Identify and analyze materiality of risks through:

•  Formal key risk assessment

•  Financial disclosure process

•  Hazard risk management process

•  Internal auditing and compliance with financial and operational controls

•  Business planning process

•  Development of strategic goals and key performance indicators (“KPIs”)

Provide regular presentations to the Board regarding risk assessment and mitigation, including:	• Comprehensive risk overview • Legal and regulatory risks • Operating risks • Financial risks • Compliance risks • Environmental risks

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CORPORATE GOVERNANCE

Key Components of Management’s Oversight and Mitigation of Risk
Manage and mitigate risks through use of management structures and groups, including:	• Management councils • Management risk committees • Advice from internal corporate areas
Employ a robust compliance program for the mitigation of risk, including:

•  Adherence to our Code of Conduct and other compliance policies

•  Operation of formal risk management structures and groups

•  Focused management to mitigate the risks inherent in the implementation of our strategy

The Board approaches risk oversight and mitigation as an integral and continuous part of its governance of the Company. First, the Board as a whole regularly reviews management’s key risk assessment and analyzes areas of existing and future risks and opportunities. Next, the Board assigns oversight of certain critical risks to each of its four standing committees to ensure these risks are well understood and provides focused oversight by the committee with the most applicable expertise. New risks identified during the risk assessment process are considered and assigned as appropriate, typically during the annual Board and committee evaluation process, with committee charters and annual work plans updated accordingly. Committees regularly report on their oversight activities, and certain risk topics may be brought to the full Board for consideration where deemed appropriate to ensure broad Board understanding of the nature of the risk. Finally, the Board conducts an annual strategy session where the Company’s future plans and initiatives are reviewed and confirmed in light of the current and projected landscape.

The Audit Committee is responsible for reviewing the adequacy of risk oversight and affirming that appropriate oversight occurs. Current risk assignments are as follows:

Responsible Party	Area of Risk Oversight
Board of Directors	Overall identification, management and mitigation of risk, with a focus on strategic risks
Audit Committee	Financial reporting and internal control risks Risk management policies and guidelines Compliance risk assessment and mitigation Litigation risks
Finance Committee	Financial risks, including liquidity, credit, capital market, and insurance risks
GCN Committee	Executive compensation-related risks Political activity risks Board and management succession risks
Operations, Nuclear, Environmental and Safety (“ONES”) Committee	Operating risks, including safety, nuclear, environmental, electric and natural gas operations, cybersecurity and physical security, and wildfire risks

This tiered and structured approach provides a comprehensive risk-management framework that ensures shareholder interests are protected. For example, given its emergence as a threat, the Board employs comprehensive oversight of the risks associated with cybersecurity and the physical security of our assets, with the topic addressed twice at the Board level, as well as at the ONES and Audit Committees throughout the year. While the ONES Committee has primary committee responsibility for this topic due to the operational issues involved, the Board has determined that the topic is of sufficient importance to warrant this comprehensive oversight approach. Likewise, given the importance of employee and public safety in our industry, the Board implemented regular safety briefings and heard presentations addressing our refreshed approach to safety. Augmenting such oversight efforts, the Board conducts annual drills to practice its response in a possible emergency situation to ensure it is well prepared and positioned to perform in a possible crisis.

The Board also employs a process of ensuring compliance practices are sound, a particularly important topic given our highly regulated business. Management performs a regular compliance risk assessment as a companion to the enterprise risk assessment, providing a focused overview of the unique areas of compliance risk the Company faces. The Audit Committee is apprised of compliance risks via regular briefings and written updates to ensure these risks are appropriately managed and mitigated.

Board Committees

Structures

As noted, the Board employs a committee structure to assist in conducting its work and regularly refreshes that work in light of risk assessments. By assigning responsibilities to committees with particular expertise and focus, the Board can ensure it fulfills its duties in an efficient and effective manner.

Committees are made up exclusively of independent directors, with members of the Audit Committee and GCN meeting additional independence criteria. Each operates under a written charter that clearly defines its responsibilities, which is regularly reviewed and approved at both the committee and Board levels. Committees have the authority to engage outside experts, advisors, and counsel to assist in their duties, as needed. In addition, each committee undertakes a regular evaluation process and members participate in training on relevant topics to ensure the committee functions well and directors are well educated on issues. Additional information regarding these governance practices is provided in the Practices section below.

10   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

CORPORATE GOVERNANCE

For topics having broad implications for Xcel Energy, the full Board may hear or act on any issue, and committees may provide updates to the full Board for its information and consideration. Likewise, a committee may delegate all or a portion of its responsibilities to a subcommittee, as appropriate. This flexibility can be employed as appropriate to ensure risks are effectively overseen and managed.

Audit Committee

(6 Meetings; 6 Executive Sessions)

O’Brien (chair)

Kehl

Sampson

Westerlund

Wolf

Yohannes

•  All members are financially literate and independent under the applicable Nasdaq and SEC requirements

•  Mr. Kehl, Mr. O’Brien, and Mr. Wolf have been determined to be audit committee financial experts under the definition provided by the SEC

•  No member serves on the audit committees of more than three public boards

•

Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Conduct, and the independence and performance of internal and external auditors.

	•	Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.
	•	Appoints our independent registered public accounting firm.
•

Reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company’s risk assessment and risk management guidelines and policies.

	•	Reviews the compliance risks and implementation and effectiveness of our compliance and business conduct program.
	•	Reviews the scope and the planning of the annual audit with both the internal auditors and the independent registered public accounting firm.
• •

Reviews the findings and recommendations of both internal auditors and the independent registered public accounting firm and management’s response to those recommendations.

Prepares the report of the Audit Committee for the proxy statement.

Finance Committee
(6 Meetings; 4 Executive Sessions) Williams (chair) Casey Davis Owens Sampson Sheppard Yohannes • All members meet the Nasdaq standards for independence	•	Oversees corporate capital structure and budgets and recommends approval of major capital projects.
	•	Oversees financial plans and key financial risks.
	•	Oversees dividend policies and makes recommendations as to dividends.
	•	Oversees insurance coverage and banking relationships.
	•	Reviews investment objectives of our nuclear decommissioning trust and trusts for our employee benefit plans.
	•	Oversees investor relations.
	•	Reviews and recommends lines of new business.
Governance, Compensation and Nominating Committee (GCN)
4 Meetings; 4 Executive Sessions) Davis (chair) Policinski Prokopanko Westerlund Williams • All members meet the Nasdaq and SEC standards for independence	•	Determines Board organization, selection of director nominees and setting of director compensation.
	•	Recommends Lead Independent Director and Board committee memberships.
	•	Ensures effective CEO and Board succession planning.
	•	Evaluates performance of the CEO.
	•	Approves executive officer compensation, including incentives and other benefits.
	•	Oversees compensation and governance-related risks.
	•	Establishes corporate governance principles and procedures.
	•	Oversees Company’s Code of Conduct policy.
	•	Reviews the Company’s political contributions policy, lobbying expenditures, contributions, and key lobbying activity.
	•	Oversees activities and reporting of environmental, social, and governance (“ESG”) matters.
	•	Reviews the Company’s workforce strategy and risks and the process for management development and long-range planning.
	•	Reviews proxy disclosures regarding directors’ and executive officers’ compensation and benefits.
	•	Prepares the Report of the Compensation Committee included in this proxy statement.
Operations, Nuclear, Environmental, and Safety Committee (ONES)
(4 Meetings; 4 Executive Sessions) Sheppard (chair) Casey Johnson O’Brien Owens Prokopanko Wolf • All members meet the Nasdaq standards for independence	•	Oversees nuclear strategy, operations and performance, including the review of the results of reports and major inspections and evaluations.
	•	Oversees the operating issues and performance of the Company’s significant electric and natural gas operations.
	•	Reviews environmental strategy, compliance, performance issues, and initiatives.
•

Reviews material risks relating to our nuclear operations and environmental and safety performance, as well as risks, performance, and compliance with operations measures of our electric and natural gas systems.

	•	Oversees physical and cybersecurity risks related to plants and operations.
	•	Reviews safety performance, strategy, and initiatives.
	•	Regularly tours facilities and conducts meetings at key Company locations, including nuclear plants.
	•	Oversees enterprise-wide operational risks and performance.

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CORPORATE GOVERNANCE

Practices

Coordinating Officer

Each committee is supported by a senior member of management who works directly with the committee chair in setting agendas, providing supporting materials, ensuring charter requirements are fulfilled, and communicating with committee members. This function provides another avenue for directors to have meaningful exchange with members of management to gain a deeper understanding of the issues impacting the business and the effectiveness and impact of strategic initiatives and risk mitigation efforts. The effectiveness of the coordinating officer role is regularly evaluated as part of the annual evaluation process.

Evaluations

The Board and committees conduct an annual assessment to evaluate the effectiveness of their processes, identify issues or topics for further exploration and provide feedback on the quality and timeliness of information from management, among other things. The assessment includes a survey of the directors, individual interviews with the Lead Independent Director, discussion in both regular and executive sessions, and feedback to management. Input and feedback from the assessments are incorporated into Board practices such as inviting more third-party speakers at Board and committee meetings to provide additional perspective to the Directors. The Board believes this assessment is an important component of the governance process and is helpful in driving continued improvement in the overall effectiveness of Board and committee oversight.

Training

Committees are regularly apprised of new and emerging requirements and trends facing the industry. Each committee conducts training on topics relevant to its responsibilities, and committees regularly seek input to prioritize training topics. In addition, the ONES Committee participates in site visits to gain understanding of our operations, including tours of our nuclear plants, and the full Board has toured certain facilities to gain even deeper understanding of various aspects of our business. Directors are also encouraged to participate in outside training on topics related to corporate governance and industry issues. In addition, under our Guidelines on Corporate Governance, each new director is expected to participate in a detailed orientation process and each sitting director is expected to participate in periodic continuing education.

We publish continuing education opportunities periodically for director consideration and facilitate participation. During 2019, members of the Board attended outside trainings on topics such as emerging trends in audit issues and education on industry issues, and many directors have attended training from the Institute of Nuclear Power Operations, which addresses issues specific to oversight of nuclear operations.

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CORPORATE GOVERNANCE

ESG Oversight

Corporate responsibility is embedded throughout our organization and integrated into our governance processes. With strong leadership from our Board and executive management team, along with engaged leaders and business units across the Company, we are able to effectively manage risks and opportunities and drive strong performance across a spectrum of corporate responsibility issues. Through our strategic planning process, the Board and executive leadership team identified three strategic priorities, lead the clean energy transition, keep bills low, and enhance the customer experience, that represent the keys to our continued success in achieving our vision to be the preferred and trusted provider of the energy our customers need. Strong alignment exists between our strategic priorities and our corporate responsibility.

Our most recent Corporate Responsibility Report, published in May 2019, marks the fourteenth year we have published the report. Our report covers a variety of ESG issues and is built on 24 issues that we have identified as important to our stakeholders and Company. The GCN oversees activities and reporting of our ESG matters. A copy of our most recent Corporate Responsibility Report is available on our website at www.xcelenergy.com.

Director Succession Planning

The Board employs robust practices to ensure strong continuity of skills and leadership over time through sound succession planning. The GCN regularly develops and the Board regularly reviews succession plans for the CEO and other top leaders, as well as plans to develop and/or acquire talent in key positions of management. Likewise, the GCN regularly reviews and identifies timing of changes in Board make-up given director tenure and age requirements and needed skills for appointment of new directors to the Board. The GCN also considers and develops paths both for Board leadership positions, such as committee chairs and independent lead director and ensuring diversity of experience, gender, and race. The Board has been successful in self-identifying, recruiting, and recommending diverse candidates who complement current director skills and attributes, and bringing on new directors with unique skills that are important to our business. It plans to continue to develop and execute plans to ensure sound governance, strong leadership, and business continuity through effective succession planning. In performing its responsibilities for identifying, recruiting, and recommending candidates to the Board, the GCN is committed to including qualified candidates who reflect diverse backgrounds, including gender and race. If the Board is unable to self-identify, recruit, and recommend candidates to the Board, the GCN is likewise committed to including in each third-party search qualified candidates who reflect such diverse backgrounds.

Human Capital Management

Xcel Energy’s success depends on our ability to actively implement programs to attract, hire, develop, and retain skilled employees. We emphasize a policy of inclusion – including investments in diversity and inclusion programs to create a diverse, inclusive, and safe working environment. We believe this leads to higher employee satisfaction, engagement, opportunity, productivity, and retention for our 11,000 employees who demonstrate our values – connected, safe, committed, and trustworthy. Our human capital management and succession planning practices are an integral part of who we are, how we operate, and how we see our future. The GCN is responsible for CEO and executive officer succession planning, annually reviewing the Company’s workforce strategy, and overseeing the process for management development. In 2020, Xcel Energy’s practices were recognized by the Human Rights Campaign by being named a top corporation on the Equality Index for four consecutive years.

Political Contributions, Lobbying, and Government Communications Disclosure

We believe interaction with legislative and policy-making environments is important to our business and is a part of responsible corporate citizenship. Xcel Energy works with federal, state, and local officials on political activities important to our Company, employees, customers, and shareholders. We may provide financial support to political candidates, committees, and other political organizations by making corporate contributions when it is legally permissible to do so. Political activity by the Company is done to promote the interests of the Company and we seek to have interactions that are clear, transparent, and in full compliance with all laws, regulations, and Company policies.

The Board plays an important role in providing oversight of our public policy engagement and political participation with respect to significant policy issues that could impact the reputation of the electric and gas utility industry and Xcel Energy. The GCN annually reviews the Company’s policy, lobbying expenditures, contributions, and key lobbying activities. Our policy and our corporate contributions to a candidate campaign, ballot measure, and entities organized under Section 527 of the Internal Revenue Code are disclosed on our website at www.xcelenergy.com.

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CORPORATE GOVERNANCE

Strategy Session

The Board annually conducts a strategy session to consider new and emerging industry trends, consult with outside experts, and assess current strategies and key initiatives to ensure the Company is well positioned for the future. This session offers the opportunity for a fluid exchange of information and ideas, helping to refine the current approach, identify new opportunities and risks, and establish key objectives to be monitored throughout the year as the strategies are executed. Agendas for future Board meetings are set in consideration of these objectives.

Code of Conduct Refresh

In 2019, the Company undertook an effort to refresh our Code of Conduct to align with our values, which plays an important role in our organizational culture by outlining the Company’s requirements and expectations. With the Code of Conduct refresh, employees were given both clear guidance on what is expected and better tools to help them make compliant and ethical business decisions. The Board adopted the refreshed Code of Conduct, completed training, and acknowledged their obligation to follow the Code of Conduct.

Key Performance Indicators and Scorecard Development

The GCN reviews and approves KPIs and the corporate scorecard annually to ensure our goals are appropriately aligned with corporate priorities. The annual refinement of KPIs establishes the long-term oversight of operational goals that promote the best interests of our shareholders, customers, and employees.

Shareholder Engagement and Investor Outreach

Our Company believes that regular, transparent communication with our shareholders and other stakeholders is essential to Xcel Energy’s long-term success. We have continued our practice of engaging with shareholders throughout the year on a range of topics. Presentations at financial conferences, meetings with analysts and investment firms, regular outreach on governance topics, and responding to inquiries are examples of the activities we employ to engage our shareholders. During 2019, our governance outreach to our largest shareholders represented more than 50 percent of outstanding shares, we participated in 23 sell-side/industry conferences or non-deal road shows, and we held over 210 individual and group meetings with approximately 430 institutional investors, representing nearly 65 percent of shares held by active managers. We voluntarily disclosed our performance and metrics in the ESG Report based on the Edison Electric Institute and American Gas Association Templates and published our Corporate Responsibility Report. Both are available on our website at www.xcelenergy.com.  The Board receives regular updates on such efforts. We also engaged in discussions with investors with specific ESG interests to respond to inquiries, and share information on our performance and plans. Finally, the Board also offers channels for shareholders to contact it with any inquiry or issue, and responds as appropriate.

Communications with the Board

The Board welcomes your input. You may communicate with the Board in two ways: first, you may send correspondence to the Company’s principal offices in care of the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Second, you may contact the directors directly via email at BoardofDirectors@xcelenergy.com. These emails are sent automatically to an independent director designated to receive such communications. The email is simultaneously sent to the Corporate Secretary’s office, who may act as agent for the independent directors and coordinate the response. If the receiving director requests the Company to respond on behalf of the directors, a copy of the Company-prepared response is provided to the receiving director. If the receiving director does not request a response, the agent acting for the receiving director will provide a summary of the actions taken. The Board reserves the option to review and change this policy due to the nature and volume of the correspondence.

Determining Executive Officer and Director Compensation

The GCN has broad authority to develop and implement compensation policies and programs for executive officers and directors. The GCN may retain independent, external compensation consultants to assist in this effort and may change consultants at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

To assist in setting 2019 compensation, the GCN retained Meridian Compensation Partners, LLC (“Meridian”) as its independent, executive compensation consultant. Meridian is an independent consulting firm delivering advisory services to compensation committees and does not perform any assignments for the Company other than providing executive and director compensation services for the GCN.

Several internal controls exist to ensure the independent judgment of Meridian:

•	Meridian reports directly to the GCN and not to Company management.
•	Meridian routinely participates in executive sessions of the GCN without members of management present.
•	The GCN has the exclusive authority to hire, retain, and set the compensation for its executive compensation consultant and advisors.

The GCN assessed Meridian’s independence pursuant to Nasdaq and SEC rules and concluded that no conflict of interest exists that prevents it from independently advising the GCN. In its oversight of our 2019 executive compensation program, the GCN worked with Meridian and the CEO and the Senior Vice President, Chief Human Resources Officer. The GCN received additional support from the Senior Vice President, Corporate Secretary and Executive Services and the Executive Vice President, General Counsel. In 2019, the CEO and other officers provided recommendations with respect to:

•	The corporate performance objectives and goals, on which awards of both annual and long-term incentive compensation are based.
•	Attracting, retaining and motivating executive officers.
•	Information regarding financial performance, budgets and forecasts as they pertain to executive compensation.
•	Market information regarding compensation levels, practices, and trends.

Additional information regarding the determination of executive compensation is included in the Compensation Discussion and Analysis (“CD&A”) beginning on page 32.

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CORPORATE GOVERNANCE

Board Planning and Composition

We believe that the most effective oversight comes from a Board of Directors that represents a diverse range of experience and perspectives that provide the collective skills, qualifications, and attributes necessary to provide sound governance. We also believe it is important for the Board to work well as a whole, with members bringing their experience to the table and dialoguing freely with each other and with management to create an environment that results in well-functioning oversight. The GCN regularly reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board make-up in light of these criteria.

Director Experience and Attributes

The Board has identified key skills, expertise, and attributes that are important for effective governance of Xcel Energy. Each director brings to us a wealth of experience that combines to varying degrees many or all of these skills, but some have more in-depth experience in a particular area than others. Consistent with the goal of ensuring a comprehensive mix of skills and expertise are represented at the Board table, below we capture how our directors contribute to both the general skills mix (organized by key attribute), as well as the specialized expertise relevant to that attribute. In making this assessment, we considered the experience each director has from work, education, board service on other public companies, and engagement in community, civic, and business organizations.

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CORPORATE GOVERNANCE

16   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

CORPORATE GOVERNANCE

2020 PROXY STATEMENT   |   XCEL ENERGY   |   17

CORPORATE GOVERNANCE

Demographic Background

Our directors represent a diverse range of experience and backgrounds. Over the last several years, the GCN has focused on recruiting and recommending diverse candidates to complement current director demographics.

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CORPORATE GOVERNANCE

Director Tenure

The Board believes that diversity in tenure creates a good mix of perspectives with longer-tenured directors bringing a deep understanding of the Company while new members bring a fresh perspective and expertise helpful to keeping abreast of a changing industry. The GCN considers emerging business needs and desired skills when evaluating potential candidates. Over the past five years, the Board has added six new directors. As of the date of this proxy statement, the Board consists of 15 directors, whose tenure is shown below.

It is critical for the Company and shareholders to have a well-rounded, diverse Board that functions well as a whole. In evaluating director nominees, the GCN considers experience in the areas identified above and expects director nominees to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In addition, for incumbent directors, the GCN considers attendance, past performance on the Board and contributions to the Board and applicable committees.

Additional Board Information

New Director Nominees

The Board determined to expand the size of the Board by two additional directors and currently has a total of 15 members. The GCN reviewed the skills and expertise of the Board and determined the Board would benefit from two additional members, with Mr. Johnson having expertise in leading operations and growing businesses through innovation and Mr. Kehl having extensive experience advising audit committees of Fortune 500 companies in financial reporting and controls, compliance and regulatory matters, and strategic transactions. The GCN sought recommendations of the directors and one of our non-employee directors identified Mr. Kehl as a potential candidate. Mr. Johnson was identified to the Board through a third-party search firm. After reviewing Mr. Johnson’s and Mr. Kehl’s individual qualifications and interviewing each, the GCN recommended them for election to the Board, effective March 1, 2020.

We believe our slate of director nominees provides a well-rounded and well-qualified Board that collectively provides effective oversight and governance of the Company.

Director Independence

Each of our director nominees other than Mr. Fowke is independent. The Board has satisfied, and expects to continue to satisfy, its objective to have no more than two directors who are not independent serving on the Board at any time.

The Board determines director independence under the standards established by Nasdaq, which we have adopted with a four-year look back. In addition, a director who is an employee or representative of a significant supplier of any Xcel Energy business unit or legal entity will not be “independent” unless the relationship was entered into with the supplier as a result of competitive purchasing practices. When evaluating director independence, the Board has determined that the receipt of regulated electric and gas service from the Company does not constitute a material relationship. The Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual independence review.

Director Attendance

During 2019 the Board met six times, and the independent directors met in executive session without management present on all six occasions. The average attendance for all directors at Board and committee meetings was approximately 98 percent, with nine of our directors attending 100 percent of Board and applicable committee meetings. Each director also attended a half-day strategy session and related executive session. We do not have a formal policy, but encourage our directors to attend the annual meeting of shareholders. All but one of the then-serving directors attended the 2019 annual meeting.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   19

CORPORATE GOVERNANCE

Governing Documents

The following materials relating to our corporate governance can be found on our website at www.xcelenergy.com, under “Company — Investor Relations — Governance Documents” and are also available free of charge to shareholders who request them.

• Guidelines on Corporate Governance	• Audit Committee Charter
• Amended and Restated Articles of Incorporation	• Finance Committee Charter
• Bylaws	• Governance, Compensation and Nominating Committee Charter
• Code of Conduct	• Operations, Nuclear, Environmental and Safety Committee Charter
• Political Contributions Policy

 Shareholders may request our governing documents by writing our offices at: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. We publish any amendments to the Code of Conduct and waivers of the Code of Conduct for our executive officers or directors on our website.

Shareholder Recommendation of Directors

Any shareholder may recommend potential nominees to the GCN for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Such recommendations should be received by October 1, 2020 to be considered for the 2021 annual meeting. The GCN will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

In February 2016, we amended our bylaws to permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock continuously for at least three years to nominate up to an aggregated limit of two candidates or 20 percent of our Board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees for the 2021 annual meeting must be received no earlier than November 9, 2020 and no later than close of business on December 9, 2020. Notice should be addressed to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.xcelenergy.com, under “Company —Investor Relations — Governance Documents”.

20   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

PROPOSAL NO. 1

Proposal No. 1

Election of Directors

Serving shareholders well is a key priority for your Board. We believe a well-qualified and diverse mix of directors best positions the Board to effectively govern and achieve strong results. Demonstrated leadership, judgment, and expertise, combined with diversity, integrity, and experience, are some of the important characteristics for Board members. Such characteristics are evaluated when considering director candidates.

Fourteen nominees have been recommended by the GCN and nominated by the Board. We believe this slate of directors brings not only the right expertise and experience to the Board, but also the right attributes to ensure constructive and free exchange of ideas and opinions with each other and with management.

Of the fourteen director nominees, twelve were elected by shareholders at the 2019 annual meeting. The Board elected to expand to fifteen members to bring on the expertise and experience of Mr. Netha N. Johnson and Mr. George J. Kehl, whose backgrounds are detailed below. The Board has set the size of the Board at fourteen when Mr. Davis’ term ends at the annual meeting. Xcel Energy thanks Mr. Davis for his significant contributions and service to the Company since 2006.

Each nominee has agreed to be named in this proxy statement and to serve if elected. Should any nominee become unable to serve for any reason, the persons named as proxies reserve full discretion to vote “FOR” any other persons who may be recommended by the GCN and nominated by the Board, or the Board may reduce the number of nominees. If elected at the 2020 annual meeting, the nominees will hold office until the 2021 annual meeting and until their successors have been elected and qualified.

Vote Required

Each director shall be elected by majority vote, meaning a nominee must receive more votes “FOR” election than the votes cast “AGAINST.” Any director who does not receive a majority of the votes cast “FOR” election must offer his or her resignation for consideration by the Board under the process outlined on page 64. Proxies solicited by the Board will be voted “FOR” each of the nominees, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” the election to the Board of each of the following nominees.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   21

PROPOSAL NO. 1

Nominees

Director Qualifications and Experience:

Ms. Casey has extensive executive experience in brand strategy and investor, corporate, and media relations. She is nationally recognized as an industry leader in building and protecting brands. Ms. Casey brings valuable skills to the Board with her experience in creating and delivering high-impact communication strategies, her expertise in crisis communications and management, and her strong commitment to the local community. Ms. Casey also serves as a director of several nonprofit organizations in the communities that we serve.

Lynn Casey Age 64 Director since 2018 Retired Chair and CEO, Padilla

Business Experience:

•  Chair, Padilla, a public relations and communications firm (August 2018 to December 2019)

•  Chair and CEO, Padilla (September 2013 to August 2018)

•  CEO, Padilla Speer Beardsley (2001 to September 2013)

Public Company Directorships • None	Committees: • Finance • ONES

Director Qualifications and Experience:

With a long and distinguished career in the utility industry, Mr. Fowke provides the strategic focus and leadership needed to position the Company well for the future. Having served as the Company’s Chief Financial Officer, he has a strong background in finance, financial reporting, and shareholder outreach. His extensive experience in environmental issues, operations, and the energy business makes Mr. Fowke keenly familiar with the risks we face and provides unique insight into effective management of those risks that has delivered strong results over the long term. His tenure and involvement in the utility industry provides significant expertise on regulatory and policy issues that are central to our business, and he is active in representing and advocating for the industry on important national issues such as security and tax reform. With his service as a director of nonprofit institutions and utility industry organizations, he provides good understanding of not only the opportunities and challenges of our business, but also the customers and communities we serve.

Ben Fowke Age 61 Director since 2009 Chairman of the Board and CEO, Xcel Energy Inc.

Business Experience:

•  Chairman of the Board and CEO, Xcel Energy Inc. (2011 to present)

•  President, Xcel Energy Inc. (2009 to 2020)

•  Chief Operating Officer, Xcel Energy Inc. (August 2009 to August 2011)

•  Various Executive Positions with Xcel Energy Inc. since 2002

Public Company Directorships • None	Committees: • None

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PROPOSAL NO. 1

Director Qualifications and Experience:

Mr. Johnson’s global operations leadership experience provides the Board with valuable business and strategic insight and executive leadership skill. His background in the specialty chemicals industry is relevant to our business, and his experience with the industry and electrical and renewable energy solutions will provide valuable insight to our business as we work towards our carbon-free future. Prior to starting his business career, Mr. Johnson was an officer in the United States Navy. Mr. Johnson has served as a director on several nonprofit boards throughout his career.

Netha N. Johnson Age 49 Director since 2020 President, Bromine Specialties, Albemarle Corporation

Business Experience:

•  President, Bromine Specialties, Albemarle Corporation, a global specialty chemicals company (August 2018 to present)

•  Vice President and General Manager, 3M Company, a multi-national industrial, worker safety, health care, and consumer goods company (February 2015 to August 2018)

•  President, Filtration, Pentair, a global water treatment company (February 2010 to February 2015)

Public Company Directorships • None	Committees: • ONES

Director Qualifications and Experience:

With 38 years of experience in a global public accounting firm, Mr. Kehl brings an extensive knowledge of financial accounting, auditing and internal control over financial reporting experience which is valuable to our highly regulated company. He was an audit partner for 25 years at KPMG LLP serving mostly Fortune 500 companies and was the managing partner of the Minneapolis office from 2010 until his retirement in 2019. Mr. Kehl is a Certified Public Accountant in Minnesota and Florida.  His experience provides the Board with valuable strategic business, leadership and financial expertise and he has been determined to be an audit committee financial expert by our Board. Mr. Kehl has served as a director of several non-profit companies in the communities that we serve, providing valuable insights into our stakeholder base that is vital to our business.

George Kehl Age 61 Director since 2020 Retired Office Managing Partner, KPMG LLP	Business Experience: • Office Managing Partner, KPMG LLP, a global audit, tax, and advisory firm (January 2010 to September 2019) • Audit Partner, KPMG LLP (July 1994 to September 2019)
Public Company Directorships • None	Committees: • Audit

2020 PROXY STATEMENT   |   XCEL ENERGY   |   23

PROPOSAL NO. 1

Director Qualifications and Experience:

Mr. O’Brien’s extensive executive experience provides to the Board valuable strategic insight, leadership skills, and a sound understanding of delivering effective operations in an expansive and capital-intensive business. His acumen in financial reporting and accounting has been determined by our Board to qualify him as an audit committee financial expert. He is currently consulting in the areas of strategy, leadership and operating effectiveness with select mining firms. His background in both the mining and electric and gas industries is directly relevant to our business and he brings both valuable experience in effective management of environmental issues and expertise in industry and regulatory issues to our Board.

Richard T. O’Brien Age 66 Director since 2012 Independent Consultant

Business Experience:

•  Independent Consultant (October 2015 to present)

•  President and CEO, Boart Longyear Limited, a global provider of drilling services, equipment and performance tooling for mining and drilling companies (April 2013 to October 2015)

•  CEO, Newmont Mining Corporation, a global gold mining company (September 2012 to February 2013)

•  President and CEO, Newmont Mining Corporation (July 2007 to September 2012)

Public Company Directorships

• Pretium Resources Inc.

  (2019 to present)

• Vulcan Materials Company

  (2008 to present)

• Boart Longyear Limited

  (2013 to 2015)

• Newmont Mining

  (2007 to 2013)

• Inergy, L.P.

  (2006 to 2012)

Committees: • Audit (Chair) • ONES

Director Qualifications and Experience:

With 30 years of leadership experience in the energy industry, Mr. Owens brings a wealth of knowledge and skill to the Board. In his role at the Edison Electric Institute, the electric utility industry trade association, he oversaw key areas such as environmental, energy supply and finance, and state and federal regulatory and policy issues, all important topics for our business. He is a recognized expert in the energy field and has been a leader in shaping constructive public policy frameworks to support the industry’s transition to new and cleaner technologies. An active member in the community, Mr. Owens serves on the boards of a number of professional, academic, and community-based organizations.

David K. Owens Age 71 Director since 2017 Retired Executive, Edison Electric Institute	Business Experience: • Executive Vice President, Business Operations Group and Regulatory Affairs, Edison Electric Institute (October 1992 to June 2017)
Public Company Directorships • None	Committees: • Finance • ONES

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PROPOSAL NO. 1

Director Qualifications and Experience:

Mr. Policinski led a rapidly growing, multinational food and agricultural cooperative, an experience that positions him to provide valuable leadership and strategic insight in effectively addressing environmental and other major issues. As the former president and CEO of the third-largest United States cooperative, Mr. Policinski has a wealth of experience in effectively managing operations, addressing new risks and regulatory requirements, and delivering value via effective growth management. He is well versed in finance and the financial reporting process. Mr. Policinski has experience as a director of a number of nonprofits, educational institutions and trade industry groups and provides a solid understanding of the communities we serve.

Christopher J. Policinski Age 61 Director since 2009 Lead Independent Director since May 2016 Retired President and CEO, Land O’Lakes, Inc.

Business Experience:

•  President and CEO, Land O’Lakes, Inc., an agricultural and dairy cooperative (October 2005 to June 2018)

•  Senior leadership positions at Land O’Lakes, Inc. and The Pillsbury Company, a grain processing and food production company

Public Company Directorships • Hormel Foods Corporation (2012 to present)	Committees: • GCN

Director Qualifications and Experience:

Having led large and complex businesses, Mr. Prokopanko brings valuable leadership skills and strategic insight to the Board. Throughout his career he has created growth, managed expansive operations, built key assets and effectively addressed environmental issues, all valuable skills to contribute to the Board. His experience in commodities, with capital-intensive businesses, and as a director for other public companies likewise contributes valuable and relevant expertise to the Board. Mr. Prokopanko works with, supports and serves on the boards of several nonprofit organizations and brings a thoughtful understanding of the communities we serve.

James T. Prokopanko Age 66 Director since 2015 Retired President and CEO, The Mosaic Company

Business Experience:

•  President and CEO, The Mosaic Company, producer of phosphate and potash crop nutrients (January 2007 to August 2015)

•  Executive Vice President and COO, The Mosaic Company (July 2006 to January 2007)

•  Senior leadership positions, Cargill Corporation, trading, purchasing and distributing grain and other agricultural commodities (1999 to 2006)

Public Company Directorships • Regions Financial (2016 to present) • Vulcan Materials Company (2009 to present) • The Mosaic Company (2004 to 2015)	Committees: • GCN • ONES

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PROPOSAL NO. 1

Director Qualifications and Experience:

As leader of a management development and strategy planning business, Ms. Sampson brings valuable expertise and business experience to the Board. She provides perspective in ethics and business conduct, talent acquisition, retention and development, diversity and social responsibility, all of which are important issues to our stakeholders. Her experience as a business owner provides insight into finance and the financial reporting processes. Ms. Sampson is the former CEO of the Greater Minneapolis Area Chapter of the American Red Cross and is a former board member of various religious and philanthropic organizations within the communities we serve.

A. Patricia Sampson Age 71 Director since 1985 CEO, President and Owner, The Sampson Group, Inc.

Business Experience:

•  CEO, President and Owner, The Sampson Group, Inc., a management development and strategic planning business (1996 to present)

•  Former CEO, Greater Minneapolis Area Chapter of the American Red Cross

Public Company Directorships • None	Committees: • Audit • Finance

Director Qualifications and Experience:

Mr. Sheppard brings to the Board extensive leadership experience in electric utilities, a solid understanding of the issues facing our industry, and valuable expertise on effective and efficient operations. He is a recognized expert in the nuclear industry, having overseen nuclear operations for major utilities and currently consulting on nuclear projects under development across the globe. In 2017, Mr. Sheppard was appointed to the Board of Directors of Ontario Power Generation, a generating company owned by the Province of Ontario, Canada, by the Ontario, Canada Minister of Energy. His experience provides valuable insight, knowledge, business acumen, and judgment that is valuable to our nuclear operations and is extremely helpful to the Board.

James J. Sheppard Age 71 Director since 2011 Independent Consultant

Business Experience:

•  Independent Consultant (January 2011 to present)

•  Senior Vice President and Chief Nuclear Officer, Southern California Edison, an electric utility (September 2010 to December 2010)

•  Independent Consultant (January 2010 to August 2010)

•  Chairman, President and CEO, STP Nuclear Operating Company (April 2003 to December 2009)

•  Senior positions, South Texas Project, Sequoyah Fuels Corp. and Robinson Nuclear Project (1990 to 2003)

Public Company Directorships • None	Committees: • ONES (Chair) • Finance

26   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

PROPOSAL NO. 1

Director Qualifications and Experience:

Mr. Westerlund has extensive experience in corporate governance and environmental and workforce issues, bringing valuable insight to the Board. Having served as a senior executive in a Fortune 500 company, he contributes leadership skills and business acumen to the Board. Mr. Westerlund was responsible for environmental health and safety, corporate compliance, security, real estate activities, and human resources, including labor and employee relations, and benefits while at Ball Corporation, and he brings extensive knowledge of compliance, corporate governance, compensation, and equal employment opportunity issues to the Board. He serves on the boards of a number of community organizations.

David A. Westerlund Age 69 Director since 2007 Retired Executive Vice President, Administration and Corporate Secretary, Ball Corporation

Business Experience:

•  Executive Vice President, Administration and Corporate Secretary, Ball Corporation, a supplier of metal packaging, aerospace and other technologies and services (2006 to September 2011)

•  Senior level positions with Ball Corporation prior to 2006

Public Company Directorships • None	Committees: • Audit • GCN

Director Qualifications and Experience:

Ms. Williams brings extensive experience in leadership with a major investment management company, providing valuable and unique strategic insights to the Board. Her strong financial background is particularly valuable in our capital-intensive industry. She brings extensive expertise in risk assessment and management that is valuable for our business. She is active in the community and does and has served as a trustee of a number of nonprofit and educational boards.

Kim Williams Age 64 Director since 2009 Retired Partner, Wellington Management Company LLP

Business Experience:

•  Partner, Wellington Management Company, LLP, an investment and asset management company for institutional investors (1995 to 2005)

•  Leadership positions, Loomis, Sayles & Co., Inc., an investment management company, and Imperial Chemical Industries Pension Fund, a defined benefit occupational pension fund (prior to 1995)

Public Company Directorships • Weyerhaeuser Corporation (2006 to present) • E.W. Scripps Co. (2006 to present)	Committees: • Finance (Chair) • GCN

2020 PROXY STATEMENT   |   XCEL ENERGY   |   27

PROPOSAL NO. 1

Director Qualifications and Experience:

With a career as a senior executive in consumer products industries, Mr. Wolf brings strategic insight, business acumen and valuable experience to the Board. He served as Chief Financial Officer of a major corporation and contributes valuable experience in and knowledge of finance, reporting and governance. His financial experience provides the Board with valuable insights and he has been determined to be an audit committee financial expert by our Board. Having led both organizations and the integration of organizations, Mr. Wolf has a sound understanding of business risk and effective risk management oversight. He serves as a director of several nonprofit and educational organizations.

Timothy V. Wolf Age 66 Director since 2007 President, Wolf Interests, Inc.

Business Experience:

•  President, Wolf Interests, Inc., an investment company (June 2010 to present)

•  Chief Integration Officer, MillerCoors Brewing Company LLC, a consumer beverage product company (June 2008 to February 2010)

•  Prior leadership positions including Global Chief Financial Officer with Molson Coors Brewing Company and Chief Financial Officer with Coors Brewing Company

Public Company Directorships • Rally Software Development Company (2011 to 2015) • Borders Group, Inc. (2009 to 2011)	Committees: • Audit • ONES

Director Qualifications and Experience:

Mr. Yohannes has a successful record of operation execution and corporate transformation as a Chief Executive Officer and as an entrepreneur. Mr. Yohannes brings an extensive experience in banking, economic development, and in global energy policy, providing the Board with strategic insight and leadership skills. He has served in leadership roles in U.S. Government organizations, and for which he was nominated by President Obama and confirmed by the U.S. Senate. He is very passionate about protecting the environment and provides experience in effectively addressing environmental issues. He is very active in his community and serves on the various boards of nonprofits and civic organizations.

Daniel Yohannes Age 67 Director since 2017 Former United States Ambassador to the Organization for Economic Cooperation and Development

Business Experience:

•  U.S. Ambassador and Permanent Representative to the Organization for Economic Cooperation and Development, including the International Energy Agency and the Nuclear Energy Agency (April 2014 to January 2017)

•  Chief Executive Officer, Millennium Challenge Corporation, an independent U.S. Government foreign aid agency (November 2009 to April 2014)

•  Prior leadership positions with US Bank and Security Pacific Bank (now Bank of America)

•  Co-founder of New Resource Bank, which invests in environmentally sustainable businesses

Public Company Directorships • Dow (2019 to present)	Committees: • Audit • Finance

28   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Beneficial Ownership of Certain Shareholders

Share Ownership of Directors and Officers

The table below provides the beneficial ownership of our common stock as of March 25, 2020 for: (a) each director; (b) the executive officers named in the Summary Compensation Table; and (c) the directors and current executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) of the shares noted. None of the listed individual directors, officers, or director nominees beneficially owned more than one percent of our common stock. The directors and executive officers as a group beneficially owned less than one percent of our common stock on March 25, 2020. None of the shares owned by our directors or executives are subject to any type of pledge.

Name and Principal Position of Beneficial Owner	Common Stock (1)	Restricted Stock	Total Shares Beneficially Owned		Stock Equivalents (2)
Lynn Casey Director	1,123	—	1,123		7,712
Richard K. Davis Director	13,481	—	13,481		66,982
Netha N. Johnson Director	531	—	531		—
George J. Kehl Director	531	—	531		—
Richard T. O’Brien Director	4,621	—	4,621		56,147
David K. Owens Director	—	—	—		8,246
Christopher J. Policinski Director	2,000	—	2,000		93,736
James T. Prokopanko Director	1,000	—	1,000		17,762
A. Patricia Sampson Director	8,604	—	8,604		144,302
James J. Sheppard Director	1,000	—	1,000		46,529
David A. Westerlund Director	7,750	—	7,750		129,080
Kim Williams Director	4,972	—	4,972		87,164
Timothy V. Wolf Director	1,000	—	1,300	(3)	65,030
Daniel Yohannes Director	3,891	—	3,891		6,510
Ben Fowke Chairman and Chief Executive Officer (4)	566,327	—	566,327		74,535
Robert Frenzel President and Chief Operating Officer (5)	46,772	9,984	56,756		—
Brett Carter Executive Vice President, Chief Customer and Innovation Officer	21,433	—	21,433		12,085
Kent Larson Executive Vice President and Group President, Operations (6)	50,797	—	50,797		38,171
Scott Wilensky Executive Vice President, General Counsel	76,057	—	76,057		23,537
Directors and Current Executive Officers as a group (28 persons)	1,078,721	12,065	1,091,086		988,292

(1)	On March 25, 2020, the closing price of our common stock on the Nasdaq was $55.55.
(2)

Common stock equivalents represent (i) the share equivalents of our common stock held by executive officers under our deferred compensation plan as of March 25, 2020, and (ii) stock equivalent units held under the directors’ Stock Program as of March 25, 2020. For information on common stock equivalents granted during 2019 and holdings at December 31, 2019, see page 56. The information in this column is not required by the rules of the SEC because these share equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of March 25, 2020. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

(3)	Mr. Wolf’s son owns 300 of these shares. Mr. Wolf disclaims beneficial ownership of these shares.
(4)	Mr. Fowke served as Chairman, President and Chief Executive Officer until March 31, 2020, when he became Chairman and Chief Executive Officer.
(5)	Mr. Frenzel served as Executive Vice President, Chief Financial Officer until March 31, 2020, when he became President and Chief Operating Officer.
(6)	As of March 31, 2020, Mr. Larson is no longer serving as Executive Vice President and Group President, Operations, but will remain an employee to assist with transition until May 31, 2020.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   29

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Largest Owners of Xcel Energy’s Shares

The table below provides information as to each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	51,734,215 (1)	9.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	48,497,347 (2)	9.2%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	38,747,221 (3)	7.3%
Magellan Asset Management Limited MLC Centre, Level 36 19 Martin Place Sydney NSW 2000 Australia	31,040,812 (4)	5.9%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	28,475,334 (5)	5.4%

(1)

The information contained in the table and this footnote with respect to BlackRock, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on February 6, 2020. The filing indicates that as of December 31, 2019, BlackRock, Inc. had sole voting power for 46,616,166 shares and sole dispositive power for 51,734,215 shares.

(2)

The information contained in the table and this footnote with respect to The Vanguard Group, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on February 12, 2020. The filing indicates that as of December 31, 2019, The Vanguard Group, Inc. reported that it had sole voting power for 910,335 shares, shared voting power for 324,994 shares, sole dispositive power for 47,461,792 shares and shared dispositive power for 1,035,555 shares. The Vanguard Group, Inc. also reported that (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 593,248 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investment Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 750,847 shares as a result of its serving as investment manager of Australian investment offerings.

(3)

The information contained in the table and this footnote with respect to JPMorgan Chase & Co. is based solely on a Schedule 13G/A filed by the listed person with the SEC on January 21, 2020. The filing indicates that as of December 31, 2019, JPMorgan Chase & Co. had sole voting power for 36,306,539 shares, shared voting power for 66,954 shares, sole dispositive power for 38,563,782 shares and shared dispositive power for 152,953 shares.

(4)

The information contained in the table and this footnote with respect to Magellan Asset Management Limited is based solely on a Schedule 13G filed by the listed person with the SEC on February 13, 2020. The filing indicates that as of December 31, 2019, Magellan Asset Management Limited had sole voting power for 27,099,189 shares and sole dispositive power for 31,040,812 shares.

(5)

The information contained in the table and this footnote with respect to State Street Corporation is based solely on a Schedule 13G filed by the listed person with the SEC on February 12, 2020. The filing indicates that as of December 31, 2019, State Street Corporation had shared voting power for 24,540,981 shares and shared dispositive power for 28,435,978 shares.

30   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

PROPOSAL NO. 2

Proposal No. 2

Advisory Vote on Executive Compensation

Recommendation and Background

Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. We are seeking shareholders’ views on the compensation of named executive officers identified in the Executive Compensation Tables section of this proxy statement through an advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2020 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Company’s goal for its executive compensation program is to align executive leadership’s interests with those of our shareholders, customers, and employees. The Board believes our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders.

Shareholders are urged to read the CD&A and other information included in the Executive Compensation Tables section of this proxy statement. The GCN and the Board believe that the information provided in these sections demonstrate that our executive compensation program aligns our executives’ compensation with our short-term and long-term performance and provides the compensation and incentives needed to attract, motivate, and retain key executives who are crucial to our long-term success.

As an advisory vote, this proposal is not binding upon the Company. However, the GCN, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

The Board will consider shareholders to have approved our executive compensation if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” Abstentions and broker non-votes will have no effect on this matter. Proxies solicited by the Board will be voted “FOR” the approval of our executive compensation, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” approval of the advisory vote on compensation.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   31

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for 2019 for named executive officers (“NEOs”) who appear in the Summary Compensation Table and other compensation tables contained in this proxy statement.

Highlights

2019 Performance

We are executing our strategy for long-term customer and shareholder value. Our successful track record positions us well as we continue to provide cleaner generation and the options customers want.

	Financial Results	Continue to Improve Safety and Reliability

•  One-, three-, five-, and 10-year total shareholder return (“TSR”) better than our peer group average

•  Met or exceeded ongoing EPS guidance
for 15 consecutive years

•  Increased our dividend for 16 consecutive years

•  Matched our best DART employee safety year, reducing injuries 61% in the past 10 years

•  Solid nuclear operations with a 92.6% capacity factor, NRC Column 1 status, and all units with an INPO index of 100

•  Improved gas emergency response time by 6% since 2018 and 25% since 2014

Lead the Clean Energy Transition	Keep Bills Low	Enhance the Customer Experience

•  Reduced carbon emissions 44% since 2005
from electricity provided to customers

•  3 owned wind farms, totaling 700 MW,
completed in 2019, with nearly 2,000 MW
under construction

•  Recognized with a national Climate Leadership
Award for organizational leadership

•  Operating and maintenance expenses have declined almost 1%, even as we invested in the system

• Lean training provided to select employees across the organization

• Residential customer bills have declined since 2013, while inflation increased consumer prices by almost 10%

•  More than 200,000 customers participate in renewable choice offerings

•  Secured approval for the Midwest’s largest Electric Vehicle program

•  5 efficiency programs recognized as exemplary by the American Council for an Energy-Efficient Economy

2019 Compensation

No significant changes were made to our executive compensation program for 2019, which continues to be primarily variable compensation based on performance outcomes. We continue to monitor evolving best practices to ensure our talent needs for attraction, motivation, and retention are met, and we continue to assess certain features of our programs compared to market practices.

Our 2019 incentive compensation outcomes are:

•

The 2019 annual incentive program achieved a payout of 161.6 percent of targeted results. This payout is reflective of our strong operational and financial performance, as described in the Annual Incentive section beginning on page 36.

•

Performance-based long-term incentive awards that settled in 2019 achieved a weighted average payout of 165 percent of targeted performance. This result is reflective of our strong relative TSR performance and achievement of our environmental commitment to reduce carbon dioxide emissions, as described in the Long-Term Incentives section on pages 37 to 38.

As part of our thoughtful succession planning, we made several leadership changes that were effective in March 2020.  As part of these changes, Bob Frenzel became our President and Chief Operating Officer, Brian Van Abel became our Executive Vice President and Chief Financial Officer, and Tim O’Connor became our Executive Vice President and Chief Generation Officer.

Compensation Philosophy

Our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, customers, and employees. Our compensation philosophy is based on the following principles:

Performance Based	Market Competitive	Equity-based Incentive
• Majority of executive compensation is at risk, and pay is aligned with Company performance • Motivates achievement of financial, operational and stock price performance goals	• Enables us to attract and retain talented leaders • Compares us to an industry peer group	• Focuses on long-term shareholder value • Aligns executive interests with those of shareholders and rewards for strategic success

This philosophy, which includes significant emphasis on pay for performance, is applied consistently across all executives. Individual compensation may be differentiated based on scope of responsibilities, experience, and contributions to Company results.

32   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

Our compensation practices for NEOs are outlined below. These practices reflect our compensation philosophy and help ensure sound corporate governance practices.

What We Do	•	Pay for performance with a substantial percentage of each NEO’s total direct compensation being variable, at risk and aligned with performance-based metrics
	•	Use an appropriate peer group when establishing compensation
	•	Balance short-term and long-term incentive performance goals to reflect operating and strategic objectives
	•	Place strong emphasis on performance-based equity awards
	•	Align executive compensation with shareholder returns through long-term incentives
	•	Include caps on individual payouts in incentive plans
	•	Set significant stock ownership guidelines for NEOs, other executives, and non-employee directors
	•	Require shares to be held until stock ownership guideline achieved
	•	Mitigate undue risk-taking in compensation programs
	•	Include recoupment provisions in our annual and long-term incentive programs
	•	Maintain an independent GCN
	•	Retain an independent compensation consultant

What We Don’t Do	•	Provide employment contracts to NEOs
	•	Permit directors or employees to hedge their Company stock
	•	Provide tax gross-ups for new executive officer participants in the Senior Executive Severance Policy
	•	Provide tax gross-ups on executive perquisites except for circumstances regarding relocation
	•	Provide unusual or excessive perquisites
	•	Supplement service credit to newly hired officers under any of the Company’s qualified or nonqualified retirement plans

Impact of Say-on-Pay Vote

Each year, Xcel Energy provides shareholders with a non-binding say-on-pay vote on its executive compensation programs.

The GCN evaluated results of the say-on-pay vote, and in light of the broad shareholder support of our executive compensation programs, the GCN decided to maintain the core design of our compensation programs. The GCN will continue to consider the outcome of future say-on-pay votes, in addition to various other factors, when making future compensation decisions.

96% of the votes cast at our 2019 annual meeting were in favor of our executive compensation programs and policies

2020 PROXY STATEMENT   |   XCEL ENERGY   |   33

COMPENSATION DISCUSSION AND ANALYSIS

Establishing Compensation

Market Analysis

At the GCN’s request, Meridian, its independent compensation consultant, presented its annual market assessment comparing our executive compensation programs and compensation against our peer group for:

•	base salary;
•	total cash compensation (base salary plus target annual incentive); and
•	total direct compensation (total cash compensation plus target long-term incentive).

To provide a broad perspective of the competitive market, Meridian analyzed data for various market pay levels, including the 25th, 50th, and 75th percentiles. We consider compensation (base salary, target annual incentive, target long-term incentive, and target total compensation) to be market competitive if it is within a competitive range of the median or 50th percentile of the peer group.

For 2019, the GCN made pay decisions based on this annual market assessment of compensation and specific factors about each NEO, including experience, internal equity, Company results, scope and responsibility, retention, and the NEO’s role in succession planning.

The GCN exercises its independent judgment to approve the compensation level for the CEO. For all other executive officers, the GCN considers the CEO’s recommendation for setting compensation levels. The GCN approved compensation for the CEO and all other executive officers that is aligned with the Company’s overall compensation philosophy described above.

Peer Group

Our peer group of publicly traded energy services companies is generally consistent from year to year (subject to changes resulting from mergers and acquisitions or other significant corporate events) and was developed by Meridian and approved by the GCN to approximate the competitive market in which we compete for talent. Peer group companies were selected primarily based on the following criteria:

•	Utilities with similar revenue and market capitalization.
•	Part of the market for which we compete for talent and investor capital.
•	Similar operating models and challenges with their regulated utility businesses.
•	Included in an executive compensation survey database for which compensation information is available for a cross-section of executive and managerial roles.

2019 Peer Group Companies (1)
Ameren Corporation	Duke Energy Corporation	PG&E Corporation
American Electric Power Company	Edison International	PPL Corporation
CenterPoint Energy	Entergy Corporation	Public Service Enterprise Group Incorporated
CMS Energy Corporation	Eversource Energy	SCANA Corporation
Consolidated Edison	Exelon Corporation	Sempra Energy
Dominion Energy	First Energy Corp.	The Southern Company
DTE Energy Company	NextEra Energy	WEC Energy Group

(1) SCANA Corporation was removed from the peer group effective January 1, 2019, PG&E Corporation was removed from the peer group effective January 1, 2020, and Evergy, Inc. was added to the peer group effective January 1, 2020.

In December 2018, at the time 2019 compensation was assessed:

•	The median revenue for the peer group was $12.3 billion as compared to our revenue of $11.2 billion.
•	The median market capitalization for the peer group was $22.6 billion as compared to our market capitalization of $25.2 billion.

Executive Compensation Elements

The following table provides information regarding the elements of total direct compensation for our NEOs in 2019:

	Base Salary	Annual Incentive	Long-Term Incentive: Performance Shares	Long-Term Incentive: Restricted Stock Units
Primary Purpose	Motivate, Attract, and Retain
	Reward for ongoing work performed	Reward short-term performance	Reward long-term performance
	Continuity	Align interest with customers, shareholders, and employees
Reviewed	Annually
Payment	Ongoing	In February following end of performance period
Cash / Equity	Cash	Cash or equity at executive officer’s election	Equity or cash	Equity
Performance Period	Ongoing	1 year	3 years

34   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

COMPENSATION DISCUSSION AND ANALYSIS

Perquisites offered by the Company are limited in nature and scope. In addition, we provide the following retirement and post-employment programs:

Retirement and Post-employment programs
Pension Plan (qualified and nonqualified) • Provides retirement income for eligible participants based on fixed plan-based formulas.
Supplemental Executive Retirement Plan (“SERP”) • CEO is the sole participant; closed to new participants in 2008. • Provides supplemental retirement income in addition to the pension benefits.

401(k) Savings Plan and Deferred Compensation Plan

•   Provides for savings opportunities by deferring salary up to tax code limitations (401(k)) and salary, annual incentive, and/or long-term incentive (Deferred Compensation).

Severance and Change in Control • Provides compensation and benefits in the case of involuntary termination without cause.

Mix of Total Compensation

We balance the mix of compensation to our NEOs by delivering a blend of short-term and long-term incentives that are consistent with prevailing market practice and our compensation philosophy. This approach has effectively resulted in 87 percent of total direct compensation for the CEO and 74 percent of total direct compensation for other NEOs to be in the form of variable compensation, with the remainder representing fixed compensation. The GCN and the Board believe this design encourages a balance of short-range and long-range strategic thinking, which is important given the long-term nature of utility operations and the capital investment necessary for such operations.

The following charts illustrate the mix of total direct compensation for the CEO and other NEOs at target performance.

Overview of Target Total Compensation

For 2019, the GCN set each NEO’s base salary, target annual incentive and target long-term incentive awards, which are shown in the table below.

			Long-Term Incentive Targets
Named Executive Officer	Annualized Base Salary ($)	Annual Incentive Target (% of Base Salary)	Performance Shares ($)	Restricted Stock Units ($)	Total ($)
Ben Fowke, Chairman and CEO (1)	1,350,000	130%	6,200,000	1,550,000	10,855,000
Robert Frenzel, President and Chief Operating Officer (2)	650,000	75%	1,248,000	312,000	2,697,500
Brett Carter, Executive Vice President, Chief Customer and Innovation Officer	550,000	75%	840,000	210,000	2,012,500
Kent Larson, Executive Vice President and Group President, Operations (3)	620,000	75%	1,000,000	250,000	2,335,000
Scott Wilensky, Executive Vice President, General Counsel	575,000	70%	840,000	210,000	2,027,500
(1)	Mr. Fowke served as Chairman, President and Chief Executive Officer until March 31, 2020, when he became Chairman and Chief Executive Officer.

(2)	Mr. Frenzel served as Executive Vice President, Chief Financial Officer until March 31, 2020, when he became President and Chief Operating Officer.
(3)	As of March 31, 2020, Mr. Larson is no longer serving as Executive Vice President and Group President, Operations, but will remain an employee to assist with transition until May 31, 2020.

These compensation levels align and the mix of pay is competitive with the market for the utility industry.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   35

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salary provides a fixed element of regular income. The amount of base salary set by the GCN is competitive in the utility industry. A key consideration is the median base salary rates at peer companies, although the GCN has flexibility to review other relevant factors as outlined in our compensation philosophy. The base salaries for the NEOs were, in aggregate, just above the median of base salaries of our peer companies.

Annual Incentive

Our annual incentive plan (“AIP”) is intended to reward our NEOs for the achievement of short-term performance goals. In February 2019, our management recommended AIP goals to the GCN based on an evaluation of prior corporate performance and available objective metrics and benchmarks. These goals were selected as they are aligned with our corporate operational priorities. In addition, they discourage short-term thinking or behavior that could threaten the value of the Company or the investment of its shareholders.

The GCN determined each NEO’s 2019 AIP payout in accordance with the following:

•	Each NEO’s target award is determined by multiplying their base salary and their target percent. The award payout range is 0 percent to 200 percent of an NEO’s target award.
•	Up to 150 percent of an NEO’s targeted award is determined by the actual achievement of our operational metrics and a possible funding multiplier based on financial performance, as defined below.
•	Up to an additional 50 percent of an NEO’s targeted award is based on attaining superior financial performance as measured by ongoing EPS.

The table below discloses the GCN approved corporate operational goals and actual results for the AIP in 2019:

Key Performance Indicator	Threshold Performance	Target Performance	Maximum Performance	2019 Actual Performance	% Payout	% Weight	Weighted Calculation
Customer Satisfaction (JD Power residential survey)	726	737	759	741	109.09%	20%	21.82%
O&M Growth (over 2017) (1)	2.0%	0.0%	-1.0%	3.0%	0.00%	20%	0.00%
Employee Safety (DART) (2)	0.61	0.49	0.45	0.47	50.00%	20%	10.00%
Public Safety (gas emergency response)	85%	89%	94%	93%	140.00%	20%	28.00%
Electric System Reliability (SAIDI)	100	92	84	91	106.25%	20%	21.25%
Results on Operational Metrics						100%	81.07%
(1)

The Operations and Maintenance (“O&M”) growth excludes: (1) any non-ongoing O&M expense reported externally; and (2) any regulatory cost deferrals/amortizations or expense changes with clearly identified revenue offsets in excess of $5 million and approved by the CFO (i.e., mutual aid). No such adjustments were made to the O&M result for 2019. The O&M result for 2019 reflects our decision to spend additional O&M for wildfire mitigation and investments to improve and enhance business processes and customer service, both of which are beneficial to customers.

(2)	Under the terms of the program, despite an actual above target result, payout was decreased to threshold level due to employee fatalities.

Our Employee Safety KPI performance was decreased to threshold level, despite an actual above target result in our DART performance, due to two employee fatalities in 2019. Safety is one of our core values and we take these tragic losses seriously. We have implemented a newly revitalized safety program that focuses on safety culture and the prevention of the most serious injuries.

Annual incentive awards are, in part, based on ongoing EPS, as documented in Exhibit A, which can be adjusted for certain identified financial impacts. For 2019, no adjustments were made to ongoing EPS.

When ongoing EPS is below a certain threshold, awards will not be paid. If ongoing EPS is in the lower end of earnings guidance, or $2.55 to $2.60 per share in 2019, then operational results can be modified by a funding multiplier of 50 percent to 100 percent. If ongoing EPS is at $2.61 per share or greater, then the operational results can be modified by a funding multiplier from a range of 100 percent to 150 percent, not to exceed a 150 percent of target payout. For 2019, the GCN considered overall operational performance as well as ongoing earnings results when determining the funding multiplier, resulting in an award level of 121.6 percent of target.

Superior financial performance is recognized and rewarded as a pre-defined percentage of each NEO’s target annual incentive award. For 2019, an additional 40 percent of target annual incentive awards were paid based on the achieved EPS result of $2.64 per share for 2019. When combined, the awards were paid at 161.6 percent of target.

36   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

Long-term incentive (“LTI”) awards are intended to reward NEOs for the achievement of long-term performance goals and shareholder value creation, and to retain critical talent. For 2019, our long-term incentive program had two components, which balanced these objectives:

•	Performance shares (80% weighting); and
•	Restricted Stock Units (“RSU”) (20% weighting).

Grant of 2019-2021 LTI Awards

Long-term incentive compensation is approximately 71 percent of the CEO’s target total direct compensation and 54 percent of the average of the other NEOs’ target total direct compensation and is primarily performance-based. Prior to vesting, long-term incentive awards may not be sold, encumbered or otherwise transferred by the participant. Stock earned under long-term incentive compensation is subject to our Stock Ownership Policy (see page 39).

The following section describes the performance-based long-term incentive grants for the three-year period ending December 31, 2021.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Carbon Dioxide Emissions Reduction

For performance between percentiles, the number of performance shares earned is determined by straight line interpolation.

Performance shares are based on the achievement of specified levels of the Company’s TSR relative to our peer group. Payout range is from 0 percent to 200 percent.

Performance shares are based on the achievement of a specified reduction in carbon dioxide emissions in 2021 below 2005 levels associated with electric service.

Payout range is from 0 percent to 200 percent.

The goal links the interest of executive officers with shareholders by rewarding management for creating shareholder value when compared to utility industry peer companies.	This goal aligns to leading the clean energy transition and the first US utility to commit to 100% carbon-free electricity by 2050.

Dividend equivalents are credited on each performance share during the three-year cycle to the same extent that dividends are paid on shares of our common stock.

The credited dividend equivalents are paid only if the associated performance share vests and is paid in accordance with the achieved three-year performance goal. If threshold performance is not achieved at the end of the three-year performance cycle, then all associated performance shares and dividend equivalents would be forfeited.

Each performance share represents one share of Xcel Energy common stock.

Grant awards, at Target: • CEO: 80,361 • Other NEOs range: 10,888 to 16,176	Grant awards, at Target: • CEO: 48,217 • Other NEOs range: 6,533 to 9,706
Paid as cash, shares, or a combination, as elected.	Generally paid as shares.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   37

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units Subject to Service-Based Vesting

In 2019, each NEO was granted RSUs that vest upon the third anniversary of the grant date, provided that the NEO remains continuously employed until such anniversary, subject to certain limited exceptions. RSUs serve as an important continuity and retention tool. Each RSU represents one share of our common stock.

Dividend equivalents are credited on each RSU during the vesting period to the same extent that dividends are paid on shares of our common stock. The credited dividend equivalents are paid only if the associated RSU vests based on the satisfaction of the service requirement. Awards will vest on a pro rata basis for NEOs who are at least 55 years of age and have 10 years of service in the event that any such NEO leaves the Company for any reason, other than with cause, during the term of the grant.

For 2019, the CEO was awarded 32,144 RSUs and the other NEOs were awarded from 4,355 to 6,470 RSUs.

The Performance Share and RSU grants are included in the Grants of Plan-Based Awards Table on page 45.

Settlement of 2017-2019 LTI Awards

For 2017, the long-term incentive program had two components — Performance Shares and RSUs. The following section describes the results of these award grants for the three-year period ending December 31, 2019.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Carbon Dioxide Emissions Reduction

The performance outcome is at the 81st percentile, which results in a 188.57 percent of target payout. TSR is a measure of shareholder value creation and our ranking illustrates superior performance over peer companies.

The performance outcome is above the target payout or a 33.8 percent three-year average reduction (1) over 2005 levels, which results in a 126.67 percent of target payout. Result is due to implementing clean energy projects, modernizing the fossil fleet, leading the way with resource plans, energy efficiency programs and favorable market conditions.

(1)   CO 2 emissions associated with all owned and purchased electricity, whether serving our customers or sold into the market.

Earned awards: • CEO: 164,946 • Other NEOs range: 21,364 to 32,354	Earned awards: • CEO: 66,481 • Other NEOs range: 8,611 to 13,041
The award amounts include dividend equivalents credited over the three-year performance cycle.

Restricted Stock Units Subject to Service-Based Vesting

In 2017, we granted each NEO RSUs that vested upon the third anniversary of the grant, provided such NEO remained continuously employed for the three-year period.

The CEO earned 34,989 RSUs and the other NEOs earned awards ranging from 4,533 to 6,864 RSUs, all of which included dividend equivalents credited over the three-year cycle.

The Performance Shares and RSUs awards that were earned are included in the Option Exercises and Stock Vested Table on page 47.

38   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

COMPENSATION DISCUSSION AND ANALYSIS

Retirement and Deferred Compensation Benefits

In 2019, the Company provided retirement benefits to executive officers under the Xcel Energy qualified and nonqualified pension plans. The role of the pension plans in executive compensation is the same as it is for other employees: to provide income during retirement and aid in the retention of qualified employees. The qualified pension plan benefits are based on earnings up to the Internal Revenue Service’s established limits and the benefit may be payable in a manner that results in individual income tax advantages. The nonqualified pension plan restores the benefit that would have been payable through the qualified pension plan if not for the limits imposed by Internal Revenue Code sections 401(a)(17) and 415(b).

The Company maintains a SERP, which was closed to new participants in 2008. Benefits continue to accrue for Mr. Fowke, who remains the sole participant in the SERP. The SERP provides a benefit to the participant, which is offset by the qualified and nonqualified pension plan benefits. Covered compensation for the purposes of calculating SERP benefits includes base salary and annual incentive awards. Long-Term incentive payments are not included in covered compensation. The SERP benefit is valued as a 20-year annuity but is payable as a lump sum after the participant’s termination of employment. Unreduced benefits are payable at age 62; benefits are payable as early as age 55, reduced 5 percent for each year that the benefit commencement date precedes age 62.

Each executive officer is eligible to participate in Xcel Energy’s 401(k) Savings Plan and also Deferred Compensation Plan. The 401(k) Savings Plan allows executive officers, like other eligible employees, to defer a portion of their base salary up to certain IRS limits. The Deferred Compensation Plan also allows executive officers to defer all or a portion of their annual incentive award and all or a portion of their performance-based long-term incentive awards. For 2019, the Company matched 50 percent of base salary deferrals (up to 8 percent deferred), netting to a maximum 4 percent as the eligible matching contributions. One of the purposes of the Deferred Compensation Plan is to allow for a full employer matching contribution that cannot be contributed under the Company’s qualified retirement plans due to the Internal Revenue Service Code limitations.

Additional Compensation Program Features and Policies

Severance Policy

The Company provides severance benefits to NEOs in accordance with the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). The Board or the GCN may name additional participants. The GCN believes the Severance Policy provides a competitive severance benefit that retains key talent during a critical and potentially protracted period of uncertainty in the event the Company undergoes a change in control and the executive is not retained following the completion of such event. Outside of change in control situations, the Severance Policy also encourages executive officers to focus on the interests of Xcel Energy and its shareholders without undue concern that the officer will be terminated without compensation and benefits.

The benefits payable under the Severance Policy are discussed in more detail under Potential Payments upon Termination or Change in Control beginning on page 51.

Employment Contracts

Neither our CEO nor any of our other executive officers have employment contracts.

Stock Ownership Requirements

Our Stock Ownership Policy is an important feature of our compensation philosophy that helps to ensure alignment of executive interests with those of our shareholders. The share ownership guideline for each executive is based on the executive’s position. Executives are expected to achieve the applicable ownership requirement within five years of the date they assume their current executive position by holding shares paid from incentives or by other methods.

If an executive is not in compliance with the ownership requirement within the required time period, the executive must elect to receive payment of any incentive awards in stock and must retain 100 percent of the net shares (after-tax) delivered to him or her until the ownership requirement is met.

As of March 25, 2020, all current NEOs have achieved, or are on track to achieve, the stated share ownership requirement by the date specified for achievement. All shares of common stock that the executive owns, as well as amounts deferred into the Xcel Energy stock fund in the 401(k) Savings Plan and Deferred Compensation Plan, count toward compliance with the ownership guidelines. The table below shows the value of shares of common stock and common stock equivalents that each NEO must hold by the required dates expressed as a multiple of base salary.

CEO	6x base salary

COO	4x base salary

Other NEOs	3x base salary

All Other Executive Officers	2x - 3x base salary

2020 PROXY STATEMENT   |   XCEL ENERGY   |   39

COMPENSATION DISCUSSION AND ANALYSIS

Equity Grant Practices

We follow these practices regarding the timing of equity compensation grants:

•	Performance shares and RSUs are normally approved on the date of the regularly scheduled December GCN meeting and granted on the first trading day of the next fiscal year.
•	Off-cycle grants to employees and new hires are made during the two-week period following the earnings release for the quarter in which the triggering event occurred.
•

Grants to newly promoted executive officers or otherwise made as described above are made either (i) on the day the GCN approves the grant for a promotion that has already occurred or is occurring concurrently; or (ii) on the effective date of a promotion for promotions or grants that become effective at a future date.

•

In years where we pay out annual incentive awards, we issue the common shares and restricted shares of our common stock to executives who have elected to receive their award in common stock on the regularly scheduled date of the February GCN meeting.

Sign-On Compensation

In order to attract top talent, the GCN will consider providing sign-on compensation for external hires. In connection with the hire of Mr. Carter, the GCN approved a sign-on bonus of $500,000, one-half of which was paid upon his hire and one-half of which was paid upon the first anniversary of his hire, $250,000 of which is subject to repayment if Mr. Carter terminates his employment with our Company for any reason other than a termination without cause prior to May 7, 2020 and therefore is a retention incentive. Mr. Carter also received certain sign-on incentive awards that are designed to align a meaningful portion of his compensation to common goals shared by other NEOs on terms consistent with the awards granted to other executive officers.

Hedging and Pledging

We prohibit the use of any hedging or purchase of any financial instruments designed to hedge or offset any decrease in the market value related to our shares for directors and all employees, including executives. Under our policy, the diversification of holdings in Xcel Energy stock through sales is not considered hedging. In addition, the pledging of shares by executive officers and directors is only allowed if the executive officer or director receives approval from the securities trading policy committee prior to pledging the shares. No directors or executive officers have pledged shares of our common stock. The Board believes that these policies are consistent with our philosophy that senior executives’ and directors’ interests should be aligned with those of our long-term shareholders through equity ownership.

Recoupment

We have recoupment (or clawback) provisions in place to provide the right to recover certain payments made to executives or other employees as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”).

In addition, we may recover all or a portion of paid annual and long-term incentive awards:

•

For a period of up to three years from an individual who is an employee at the time the GCN determines there is a miscalculation in a performance metric that results in a materially incorrect overpayment.

•	If an individual is terminated for fraud or misconduct.

Further, we may cancel outstanding and unvested LTI grants for individuals who were determined to be engaged in fraud or misconduct and whose actions resulted in, or were reasonably likely to result in, a material adverse impact to the Company, whether operational, financial, or reputational.

40   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment

Our compensation programs are designed to motivate performance while not promoting behaviors that create undue risk. The GCN considers several risk factors in establishing executive compensation programs, when setting compensation levels and when selecting measures and performance goals for the Company’s variable compensation programs. These factors include:

•	Designed to align shareholder, customer, and employee interests.
•	Performance metrics are clear, easily identifiable, and are based on variables that are generally accepted in the market, such as TSR.
•	Performance metrics align to our business strategy.
•	Long-term incentives have three-year vesting periods to encourage long-term decision making and value creation.
•	Incentive metrics are subject to auditing and internal controls, which apply to performance achievement and reporting of results.
•	Payout ranges are understood and capped.
•	Performance, structure and target incentive opportunities are comparable to those of our industry or peer companies.
•	Stock Ownership Policy that requires executive officers retain a substantial stake in the Company to maintain long-term alignment.
•	Recoupment provisions are in place as described above on both annual and long-term incentives.

Deductibility of Executive Compensation under IRC Section 162(m)

Beginning January 1, 2018, as a result of the passage and signing of the Tax Reform and Jobs Act, the $1,000,000 limitation on deductible compensation will apply to the chief executive officer, chief financial officer, the three highest compensated executive officers (other than the CEO and CFO), and anyone who previously was a covered person under such rules. In addition, beginning January 1, 2018, the exemption for performance-based compensation was eliminated, except for certain written binding contracts that were in effect on November 2, 2017 that are not modified in any material respect on or after that date. The GCN expects to continue granting compensation designed to achieve the objectives described above under Compensation Philosophy even if such amounts are not deductible.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   41

REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

The GCN, in its capacity as the compensation committee of the Board, has reviewed and discussed with management the CD&A in this proxy statement. Based on the review and discussions referred to above, the GCN recommended to the Company’s Board that the CD&A be included in the Company’s proxy statement on Schedule 14A.

Compensation Committee

Richard K. Davis, Chair

Christopher J. Policinski

James T. Prokopanko

David A. Westerlund

Kim Williams

42   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the primary elements of compensation paid or granted to our NEOs. See the CD&A above for a description of our executive compensation program to gain an understanding of the information disclosed in this and the following tables.

Name and Principal Position	Year		Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (5)		All Other Compensation ($) (6)	Total ($)

Ben Fowke	2019		1,350,000	—	7,750,015		2,836,256	4,898,003		64,524	16,898,798
Chairman and CEO (7)	2018		1,250,000	—	7,125,029		2,883,400	830,215		59,124	12,147,768
	2017		1,250,000	—	6,500,012		2,016,563	2,854,922		54,902	12,676,399

Robert Frenzel	2019		650,000	—	1,560,013		787,849	77,720		28,402	3,103,984
President and Chief Operating Officer (8)	2018		650,000	—	1,954,029		432,510	54,281		27,111	3,117,931
	2017		625,000	—	1,698,003		352,485	52,034		26,037	2,753,559

Brett Carter	2019		550,000	250,000	1,260,031		466,649	54,141	(9)	24,187	2,605,008
Executive Vice President, Chief Customer and Innovation Officer	2018	(10)	325,758	250,000	2,945,720	(11)	434,728	12,633	(9)	220,584	4,189,423

Kent Larson	2019		620,000	—	1,250,007		751,487	555,933		42,244	3,219,671
Executive Vice President and Group President, Operations (12)	2018		600,000	—	1,250,040		798,480	48,981		26,846	2,724,347
	2017		575,000	—	1,250,040		656,571	274,121		25,742	2,781,474

Scott Wilensky	2019		575,000	—	1,050,039		650,480	126,103		27,461	2,429,083
Executive Vice President, General Counsel	2018		540,000	—	1,000,042		622,814	53,849		25,481	2,242,186
	2017		520,000	—	925,039		436,223	118,647		20,530	2,020,439

(1)	Amounts in this column reflect base salary earned for the corresponding year regardless of whether any portions were deferred under the 401(k) Savings Plan or otherwise.
(2)

For Mr. Carter, this includes cash sign-on bonuses, which is subject to repayment of $250,000 if he terminates employment for any reason other than a termination without cause, on or prior to May 7, 2020.

(3)

Amounts in this column reflect the aggregate grant date fair value of long-term incentive awards granted. The majority of the amounts in this column do not represent earned or paid compensation, as awards are still subject to performance and/or vesting conditions. The remaining amounts include awards earned under the AIP that the executive officer elected to receive in shares of unrestricted and restricted common stock, in lieu of a portion of the cash payment. In each instance, the grant date fair value was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as described below:

•

Restricted shares and unrestricted shares granted under the AIP are valued based on the closing price of Xcel Energy’s common stock, as reported on the stock exchange where our stock was listed, on the trading date preceding the issuance date; shares are issued following the close of the performance year, and include a premium (5 percent for unrestricted common stock or 20 percent for restricted stock) for the election to receive shares of stock in lieu of cash.

•

The long-term incentive grants are valued based on the market price of our common stock on the grant date of the award, based on the assumption that target performance will be achieved or the service requirement will be met and the awards and future credited dividend equivalents will vest and will not be forfeited.

The aggregate grant date fair value of equity grants is equal to the closing price of Xcel Energy’s common stock, as determined above. The aggregate grant date fair value of performance share awards granted in 2019 that have a variable vesting value, assuming the maximum performance conditions are achieved, is reflected in the table below:

	Ben Fowke	Robert Frenzel	Brett Carter	Kent Larson	Scott Wilensky
Performance Shares	$12,400,062	$2,496,060	$1,680,081	$1,999,973	$1,680,081

(4)

Amounts in this column reflect annual incentive awards earned under our AIP, as more fully described in the Annual Incentive section on page 36. The amounts in this column are part of the AIP earned, regardless of whether any portion was deferred under the Deferred Compensation Plan. These amounts do not include amounts that the executive elected to receive in shares of unrestricted and restricted shares in lieu of a portion of the cash payment. The value of stock received in lieu of the cash payment plus associated premiums are reflected in the Stock Awards column for the respective years.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   43

EXECUTIVE COMPENSATION TABLES

(5)

Amounts in this column reflect the increase in the present value of the executive officer’s benefits under all pension plans established by the Company, using methods that are consistent with those used in our financial statements. The change from the prior year is generally due to (a) the additional years of service earned by the executive officer under the plans, (b) the change in the final average salary from the prior year used to determine plan benefits, (c) the interest earned on accumulated benefits during the year (that is, the decrease in the deferral period until benefits commence as the executive officer approaches retirement), and (d) changes in actuarial assumptions including interest rates.

For Mr. Fowke, the 2019 change in pension value includes approximately $2.1 million resulting from the change in discount and interest rate assumptions.

(6)

Amounts included in All Other Compensation include the Company match under the 401(k) Savings Plan, Company contributions to the nonqualified savings plan, imputed income on life insurance paid by the Company, amounts related to our executive physical health program, amounts related to special executive development and amounts related to relocation expenses for one of our NEOs. None of these amounts exceed $10,000 except the following:

•	Contributions to the nonqualified savings plan: Mr. Fowke $44,500; Mr. Frenzel $16,500; Mr. Carter $12,500; Mr. Larson $15,300; and Mr. Wilensky $13,500.
•	For Mr. Carter, the 2018 value included $219,859 in relocation expense reimbursement, which included $28,412 in income tax reimbursement for taxes related to the relocation reimbursement.

Except for the executive physical health imputed amount and executive development, programs included in the “All Other Compensation” column were available to all eligible and qualifying employees of Xcel Energy.

Under corporate policy, the corporate aircraft may not be scheduled for personal use. Executive officers and their families may use the corporate aircraft for personal travel only when the aircraft is already scheduled to fly to the same destination on Company business. Because the aircraft may only be used for personal travel if the aircraft already is scheduled to fly to the same destination, there is no incremental cost to the Company for such personal use. We have significant corporate operations in Minneapolis, Minnesota, and Denver, Colorado, and some executive officers, including several of the NEOs, split time between those offices and use the corporate aircraft to travel between Minneapolis and Denver. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, for which we have no incremental costs.

(7)	Mr. Fowke served as Chairman, President and Chief Operating Officer until March 31, 2020, when he became Chairman and Chief Executive Officer.
(8)	Mr. Frenzel served as Executive Vice President, Chief Financial Officer until March 31, 2020, when he became President and Chief Operating Officer.
(9)	Mr. Carter became a participant after completion of one full year of service. The value represents the amount he would earn assuming he remains employed at Xcel Energy under the pension plan.
(10)	Mr. Carter was hired effective May 7, 2018.
(11)

Represents long-term incentive awards for the performance periods of 2017-2019 and 2018-2020, an initial grant of common stock, a time-based restricted stock unit grant and the value of Annual Incentive elected to be received as shares of common stock as described in footnote 3.

(12)	As of March 31, 2020, Mr. Larson is no longer serving as Executive Vice President and Group President, Operations, but will remain an employee to assist with transition until May 31, 2020.

44   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards Table

The following table provides information regarding incentive awards and other stock-based awards granted during 2019 to the NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name	Grant Date	Date of Committee Action (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)

Ben Fowke	1/2/19	12/11/18				24,108	80,361	(a)	160,722	3,875,007
	1/2/19	12/11/18				14,465	48,217	(b)	96,434	2,325,024
	1/2/19	12/11/18				—	32,144	(c)	—	1,549,984
			877,500	1,755,000	3,510,000

Robert Frenzel	1/2/19	12/11/18				4,853	16,176	(a)	32,352	780,007
	1/2/19	12/11/18				2,912	9,706	(b)	19,412	468,023
	1/2/19	12/11/18				—	6,470	(c)	—	311,983
			243,750	487,500	975,000

Brett Carter	1/2/19	12/11/18				3,266	10,888	(a)	21,776	525,020
	1/2/19	12/11/18				1,960	6,533	(b)	13,066	315,021
	1/2/19	12/11/18				—	4,355	(c)	—	209,998
						64,969	129,938	(d)	259,875
			144,375	288,750	577,500

Kent Larson	1/2/19	12/11/18				3,888	12,961	(a)	25,922	624,979
	1/2/19	12/11/18				2,333	7,777	(b)	15,554	375,007
	1/2/19	12/11/18				—	5,185	(c)	—	250,021
			232,500	465,000	930,000

Scott Wilensky	1/2/19	12/11/18				3,266	10,888	(a)	21,776	525,020
	1/2/19	12/11/18				1,960	6,533	(b)	13,066	315,021
	1/2/19	12/11/18				—	4,355	(c)	—	209,998
			201,250	402,500	805,000

(1)

The GCN approved the long-term incentive awards on December 11, 2018 for all NEOs, effective as of January 2, 2019. The GCN approved the annual incentive program on February 19, 2019, effective as of January 1, 2019.

(2)

Amounts show target annual incentive awards pursuant to the AIP. Target annual incentive awards, as a percentage of base salary, were set as follows: 130 percent for Mr. Fowke, 75 percent for Messrs. Frenzel, Carter and Larson, 70 percent for Mr. Wilensky. Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals approved by the GCN, with each individual having the opportunity to earn from 0 percent to 200 percent of the target annual incentive award based on the level of achievement of the goals. With approval of the GCN, an executive officer may elect to receive shares of restricted or common stock in lieu of all or a portion of the cash payment for which they were otherwise entitled under the AIP. To the extent an executive officer elected to receive restricted or unrestricted shares in lieu of a cash payment for 2019 under the AIP, the dollar value of the future payout of those equity awards at threshold, target, and maximum are disclosed in dollar amounts in the columns under the caption “Estimated Future Payouts Under Equity Incentive Plan Awards.” The values shown include the individual’s elected forms of payment and associated premium and therefore may include a 5 percent premium (should the participant elect to receive unrestricted common shares) or a 20 percent premium (should the participant elect to receive restricted shares). The actual payments of the cash component of these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 43.

(3)

The amounts show the threshold, target, and maximum payouts for grants of performance shares and target payout for RSUs. Performance shares are dependent on the level of achievement of performance conditions approved by the GCN, with each individual having the opportunity to earn from 0 percent to 200 percent of the target performance share award based on the level of achievement.

Share amounts in this column reflect long-term incentive stock-based awards to all NEOs, as described further in (a) through (c) below. Dollar amounts in this column also reflect annual incentive awards that the NEO has elected to receive in restricted and/or unrestricted shares of our common stock, as described further in (d) below and footnote 2 above.

(a)	performance shares based on a relative TSR with a measurement date of December 31, 2021
(b)	performance shares based on reducing carbon emissions with a measurement date of December 31, 2021
(c)	RSUs vesting on December 31, 2021
(d)

dollar value of payouts for 2019 Annual Incentive Program to be received as restricted stock, which has a 20 percent premium, or common stock, which has a 5 percent premium, in accordance with an executive officer’s election (see footnote 2)

All share amounts reflected were issued under the Amended and Restated 2015 Omnibus Incentive Plan. Performance share payout values, while based on level of performance, are also determined by the price of our common stock at payout. The lines reflecting dollar values are for the AIP payouts, pursuant to the Amended and Restated 2015 Omnibus Incentive Plan, to be received in restricted and/or unrestricted shares of common stock in accordance with an executive officer’s election (see footnote 2 above). The number of shares to be received for annual incentive award payouts is determined based on the fair market value of our common stock at the time the shares are issued following the close of the performance year. The value of the shares actually issued to each executive officer pursuant to 2019 annual incentive awards is included in the “Stock Awards” column in the Summary Compensation Table.

(4)	This column shows the grant date fair value pursuant to FASB ASC Topic 718 for equity awards.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   45

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides additional information regarding restricted stock, performance shares and RSUs that were outstanding on December 31, 2019 for the NEOs. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards			Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)(2)

Ben Fowke				156,995	(6)	9,967,604
				94,196	(7)	5,980,509
				31,399	(8)	1,993,548
				164,010	(9)	10,413,016
				98,407	(10)	6,247,861
				32,802	(11)	2,082,577
Robert Frenzel	2,732	(3)	173,431	31,619	(6)	2,007,459
	6,635	(4)	421,254	18,971	(7)	1,204,449
	9,907	(5)	628,971	6,325	(8)	401,572
				33,014	(9)	2,096,053
				19,809	(10)	1,257,684
				6,602	(11)	419,185
Brett Carter				22,519	(6)	1,429,735
				13,512	(7)	857,868
				4,505	(8)	286,000
				22,222	(9)	1,410,845
				13,333	(10)	846,533
				4,444	(11)	282,156
Kent Larson				27,544	(6)	1,748,752
				16,527	(7)	1,049,278
				5,509	(8)	349,737
				26,452	(9)	1,679,460
				15,872	(10)	1,007,728
				5,291	(11)	335,931
Scott Wilensky				22,034	(6)	1,398,948
				13,221	(7)	839,396
				4,408	(8)	279,843
				22,222	(9)	1,410,845
				13,333	(10)	846,533
				4,444	(11)	282,156

(1)

Values were calculated based on a $63.49 closing price of our common stock, as reported on the Nasdaq on December 31, 2019. Actual performance shares and performance share payout values, while based on level of performance, are also determined by the price of our common stock at payout. Values reflected in the table for performance shares granted in 2018 and 2019 assume maximum level performance.

(2)

Amounts reflected exclude performance share awards and RSUs that have a measurement period that ended on December 31, 2019. The GCN certified payment of these awards on February 18, 2020; the amounts for these awards are included in the amounts in the column titled “Number of Shares Acquired on Vesting” in the Option Exercises and Stock Vested Table on page 47.

(3)

Represents restricted stock, and credited dividends, that the executive officer elected to receive in lieu of cash compensation for annual incentive awards granted in 2017 for which he was otherwise entitled under the AIP. The restrictions lapsed on March 2, 2020.

(4)

Represents restricted stock, and credited dividends, that the executive officer elected to receive in lieu of cash compensation for annual incentive awards granted in 2018 for which he was otherwise entitled under the AIP. Two-thirds of the restrictions have lapsed and the remaining one-third of the restrictions will lapse on March 1, 2021 or the next available trading day if the designated date is not a trading day.

(5)

Represents restricted stock, and credited dividends, that the executive officer elected to receive in lieu of cash compensation for annual incentive awards granted in 2019 for which he was otherwise entitled under the AIP. One-third of the restrictions lapsed March 2, 2020, and the remaining two thirds of the restrictions will lapse in equal installments on March 1, 2021 and March 1, 2022 or the next available trading day if the designated date is not a trading day.

(6)

Represents performance shares granted for 2018, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2018 to December 31, 2020. The measurement date for the vesting of these awards is December 31, 2020.

(7)	Represents performance shares granted for 2018, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2020.
(8)	Represents RSUs granted for 2018, and credited dividend equivalents, vesting on December 31, 2020.
(9)

Represents performance shares granted for 2019, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2019 to December 31, 2021. The measurement date for the vesting of these awards is December 31, 2021.

(10)	Represents performance shares granted for 2019, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2021.
(11)	Represents RSUs granted for 2019, and credited dividend equivalents, vesting on December 31, 2021.

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EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested Table

The following table discloses on a grant-by-grant basis the stock or similar awards that vested in 2019. Pursuant to the Stock Ownership Policy, each executive is required to hold the net shares acquired until the stock ownership requirement is met. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#) (2)		Value Realized on Vesting ($) (2)

Ben Fowke	6,835	(3)	374,966	(4)
	164,946	(5)	11,589,129	(6)
	66,481	(7)	4,670,928	(6)
	34,989	(8)	2,458,319	(6)

Robert Frenzel	5,927	(3)	325,174	(4)
	32,354	(5)	2,273,213	(6)
	13,041	(7)	916,263	(6)
	6,864	(8)	482,231	(6)

Brett Carter	21,364	(5)	1,501,046	(6)
	8,611	(7)	605,006	(6)
	4,533	(8)	318,465	(6)
	11,116	(9)	637,065	(10)

Kent Larson	31,721	(5)	2,228,746	(6)
	12,785	(7)	898,263	(6)
	6,729	(8)	472,783	(6)

Scott Wilensky	23,473	(5)	1,649,217	(6)
	9,461	(7)	664,746	(6)
	4,980	(8)	349,883	(6)

(1)	The Company has not granted stock options since 2001, and there are no outstanding options. As such, the columns relating to option exercises have been omitted.
(2)

Amounts reflected include performance share awards and RSUs that had performance periods that ended on December 31, 2019. The GCN certified the achievement of the applicable performance measures on February 18, 2020.

(3)	Reflects vesting of restricted stock elected in lieu of cash compensation under the AIP plus associated stock acquired with reinvested dividends.
(4)	Value is based on the closing market price of our common stock on February 28, 2019, or $54.86, the date prior to the restriction lapse date.
(5)

Reflects vesting of performance shares granted for the performance period of January 1, 2017 to December 31, 2019 and associated dividend equivalent performance shares based on achievement of TSR relative to our peer group. The number of performance shares includes credited dividend equivalents associated with the January 20, 2020 dividend as the record date for these dividend equivalents, December 26, 2019, was prior to settlement. Upon settlement, each NEO received the performance share award per their election. Messrs. Fowke, Larson and Wilensky elected 100 percent paid as cash; Mr. Frenzel elected 50 percent as common stock and 50 percent as cash and Mr. Carter elected 75 percent as common stock and 25 percent as cash, all subject to plan limits, unless otherwise elected to be deferred under the Deferred Compensation Plan.

(6)	Value is based on the closing market price of our common stock on February 14, 2020, or $70.26, the preceding trading date prior to the GCN certification.
(7)

Reflects vesting of performance shares granted for the performance period of January 1, 2017 to December 31, 2019 and associated dividend equivalent units based on achievement of defined reduction of carbon dioxide emissions. The number of performance shares includes credited dividend equivalents associated with the January 20, 2020 dividend as the record date for these dividend equivalents, December 26, 2019, was prior to settlement. Upon settlement, each officer received 100 percent of the performance share award in shares of our common stock, unless otherwise elected to be deferred under the Deferred Compensation Plan.

(8)

Reflects vesting of service-based RSUs granted for the period of January 1, 2017 to December 31, 2019 and associated dividend equivalent units based on active employment at the time of vesting. The number of units includes credited dividend equivalents associated with the January 20, 2020 dividend as the record date for these dividend equivalents, December 26, 2019, was prior to settlement. Upon settlement, each officer received 100 percent of the RSUs in shares of common stock.

(9)	Reflects vesting of time-based RSUs granted at the time of hire, plus associated reinvested dividend equivalents.
(10)	Value is based on the closing market price of our common stock on May 14, 2019, or $57.31, the preceding trading date prior to the GCN certification.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   47

EXECUTIVE COMPENSATION TABLES

Pension Benefits

We maintain two defined benefit plans in which the NEOs participate, and one additional defined benefit plan in which one NEO participated in 2019.

•	The Xcel Energy Pension Plan (referred to as the “Pension Plan”) provides funded, tax-qualified benefits that are subject to compensation and benefit limits under the Internal Revenue Code.
•

The Xcel Energy Inc. Nonqualified Pension Plan (referred to as the “Nonqualified Pension Plan”) provides unfunded, nonqualified benefits for compensation that is above the required limits of the Xcel Energy Pension Plan.

•

The Xcel Energy Inc. SERP provides unfunded, nonqualified benefits that are offset by benefits under the Xcel Energy Pension Plan and the Nonqualified Pension Plan. Participation in the SERP is closed to new participants.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Ben Fowke	Pension Plan	23	2,653,497		—
	Nonqualified Pension Plan	23	5,049,829		—
	SERP	23	20,877,609		—

Robert Frenzel	Pension Plan	4	49,138		—
	Nonqualified Pension Plan	4	149,299		—

Brett Carter	Pension Plan	2	25,328	(1)	—
	Nonqualified Pension Plan	2	41,446	(1)	—

Kent Larson	Pension Plan	38	2,628,704		—
	Nonqualified Pension Plan	38	1,903,159		—

Scott Wilensky	Pension Plan	21	2,132,169		—
	Nonqualified Pension Plan	21	127,694		—

(1)

Mr. Carter became a participant after completion of one full year of service. The value represents the amount he would earn assuming he remains employed at Xcel Energy and becomes vested under the applicable pension plans.

Present Value of Accumulated Benefits

The Present Value of Accumulated Benefit is the present value of the annual pension benefit earned as of December 31, 2019 that would be payable under each plan for the NEOs beginning at normal retirement age, or the earliest time at which the NEO may retire without a benefit reduction. Certain assumptions regarding interest rates and mortality were used to determine the present value of the benefit. Those assumptions are consistent with those used in Note 11, Benefit Plans and Other Postretirement Benefits, to Xcel Energy’s Consolidated Financial Statement, included as part of Xcel Energy’s 2019 Annual Report on Form 10-K, including use of updated discount rate assumptions. Specifically, the discount rate for qualified pension benefits was changed from 4.31 percent for 2018 to 3.48 percent for 2019. Nonqualified pension benefits and SERP discount rates were changed from 4.26 percent for 2018 to 3.33 percent for 2019.

Normal retirement age for this purpose is defined by the various plans in which the NEOs participate. The Present Value of Accumulated Benefit is determined for each plan assuming benefits commence at the age described below:

•	Xcel Energy Pension Plan. Benefits are calculated assuming the normal retirement age is 65.
•	Nonqualified Pension Plan. Benefits are calculated assuming normal retirement age is 65.
•	SERP. Benefits are calculated assuming the normal retirement age is 62.

The following narrative provides detailed information about the retirement benefits available to the NEOs.

Xcel Energy Pension Plan

The NEOs participate in either the Pension Equity or the Cash Balance formula under the Xcel Energy Pension Plan:

Benefits provided under the Xcel Energy Pension Plan are based on compensation up to the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($280,000 in 2019). In addition, benefits provided under the Xcel Energy Pension Plan may not exceed a benefit limit under Section 415(b) of the Internal Revenue Code ($225,000 payable as a single life annuity beginning at normal retirement age in 2019).

Benefits are payable under the normal form of benefit (a qualified joint and 50% survivor annuity for a married participant) or one of the optional forms of payment elected by the participant, including a lump sum. Benefits under the Xcel Energy Pension Plan are funded and payable from the assets held in an irrevocable tax-exempt trust.

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EXECUTIVE COMPENSATION TABLES

Pension Equity Benefit Formula

There are three general benefit components payable under the Pension Equity benefit: the basic benefit, the Retirement Spending Account, and the Social Security Supplement.

The basic Pension Equity benefit is determined as follows:

•

Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Pension Equity Plan (“PEP”) balance. The PEP balance is equal to 10 percent of the participant’s highest average pay (expressed on a monthly basis) times years of credited service times twelve (12).

•

Highest average pay is equal to the highest average monthly rate of base pay plus annual incentive pay during any 48 consecutive months of covered employment. Base pay is regular, straight-time earnings, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan. Messrs. Fowke, Larson and Wilensky are eligible for retirement under the Xcel Energy Pension Plan at the benefit level described here.

If a participant terminates employment before age 65 but after completing three years of vesting service, the benefit is calculated as described above, but based on service and highest average pay at termination.

Retirement Spending Account

The Retirement Spending Account annual benefit is available for PEP participants, and is expressed as a monthly benefit, payable as a single life annuity that is the actuarial equivalent of the Retirement Spending Account balance. The Retirement Spending Account balance is the accumulated value at retirement of the initial account balance, annual credits, and annual interest credits.

•

Initial account balance equal to $1,400 times all years of service as of December 31, 2002, for former New Century Energy participants and December 31, 1998 for former Northern States Power Company participants. For all other participants, the initial account balance is zero.

•	Annual credits equal to $1,400.
•	Interest credits based on one-year treasury constant maturities plus 1 percent from the prior November.

Effective for plan years beginning after December 31, 2017, the Company eliminated future Retirement Spending Account credits for all eligible non-bargaining participants, including the NEOs.

Social Security Supplement

The Social Security Supplement is a supplement available for PEP participants who satisfy one of the early retirement eligibility conditions below that is paid from the participant’s retirement date to their Social Security normal retirement age. The monthly supplement is equal to $50 times the number of years of service (limited to 20 years). Participants are eligible for the Social Security Supplement if they satisfy one or more of the retirement eligibility conditions as of December 31, 2022: (1) age 57 with 20 years of vesting service, (2) age 55 and the sum of age and credited service is greater than or equal to 90, (3) age 65 with one year of service, or (4) 40 years of credited service.

Effective for plan years beginning after December 31, 2017, the Company eliminated the Social Security Supplement benefit for all non-bargaining employees including NEOs, except those who meet retirement eligibility or are within five years of retirement eligibility on December 31, 2017.

Cash Balance Formula

The Cash Balance formula benefit is determined as follows:

•

Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Cash Balance account balance. The Cash Balance account balance is equal to an annual pay credit of 5 percent of base salary and annual incentive pay plus an annual interest credit.

•	Annual interest credits are based on 30-year rate for U.S. Treasuries from the prior November.

Nonqualified Pension Plan

The Nonqualified Pension Plan replaces the benefit that would have been payable through the Xcel Energy Pension Plan if not for the limits imposed by Internal Revenue Code sections 401(a)(17) and 415(b). All active participants must receive their Nonqualified Pension Plan benefit as a lump sum.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the Nonqualified Pension Plan for all our NEOs are based only on their period of service while employed by the Company and its predecessors.

The Nonqualified Pension Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Nonqualified Pension Plan are general creditors of the Company with respect to the payment of their Nonqualified Pension Plan benefits. The executive officer’s accrued benefit under the Nonqualified Pension Plan cannot be sold, transferred, or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order.

Supplemental Executive Retirement Plan

In 2008, the Board closed the SERP to additional participants. The SERP provides a target percentage of final average compensation based on years of service, offset by the benefits received from the Xcel Energy Pension Plan and the Nonqualified Pension Plan. Final average compensation for the SERP is defined as the average of the highest three calendar years of compensation during the five calendar year period immediately preceding the calendar year in which the participant retires or terminates employment. Compensation is defined as the participant’s base pay plus any annual incentive earned for that year, regardless of whether such annual incentive is paid in that year or in the next year under our regular annual incentive plans.

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EXECUTIVE COMPENSATION TABLES

The SERP benefit, defined as a 20-year certain annuity, accrues ratably over 20 years and, when fully accrued, is equal to (a) 55 percent of final average compensation minus (b) any other qualified or nonqualified benefits. The Retirement Spending Account and Social Security Supplement are not included in the offset. The SERP benefit is payable as a single lump-sum amount equal to the actuarial equivalent present value of the 20-year certain annuity. Benefits generally are payable at age 62, or as early as age 55, but would be reduced 5 percent for each year that the benefit commencement date precedes age 62.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the SERP for the NEO is based only on his period of service while employed by the Company and its predecessors.

The Company established an irrevocable grantor trust to hold assets from which to fund benefit payments under the SERP when they become due. The executive’s accrued benefit under the SERP cannot be sold, transferred, or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order. The SERP is a discretionary plan and the NEO who participates in the SERP was selected for participation by recommendation and approval of the GCN.

Nonqualified Deferred Compensation

The following table shows the amounts deferred by the NEOs and our matching contributions during 2019.

Name	Executive Contributions in 2019 ($) (1)	Registrant Contributions in 2019 ($) (2)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Dec. 31, 2019 ($) (3)
Ben Fowke	94,500	44,500	1,666,022	—	7,135,215
Robert Frenzel	39,000	16,500	18,286	(63,695)	122,577
Brett Carter	1,338,230	12,500	33,950	—	1,584,058
Kent Larson	31,000	15,300	865,592	—	4,268,476
Scott Wilensky	126,322	13,500	418,854	—	2,183,543

(1)

Deferrals into the deferred compensation plan were made from compensation earned in 2019 and are reported in the column titled “Salary” in the Summary Compensation Table on page 43 for 2019, with the exception of annual incentive and long-term incentive amounts earned in 2019 but paid out and deferred in 2020. These amounts are as follows:

Name	Base Salary ($)	Annual Incentive Payout ($)	Long-term Incentive Payout ($)
Ben Fowke	94,500	—	—
Robert Frenzel	39,000	—	—
Brett Carter	110,000	199,992	1,028,238
Kent Larson	31,000	—	—
Scott Wilensky	28,750	97,572	—

(2)

Amounts shown reflect our matching contributions (above applicable Internal Revenue Code limits) into our deferred compensation plan during 2019 and are included in “All Other Compensation” in the Summary Compensation Table. These amounts are described in footnote 6 to the Summary Compensation Table on page 44.

(3)

Of the amounts shown, the following were included in the column titled “Salary” in the Summary Compensation Table for 2017 and 2018: Mr. Fowke: $175,000; Mr. Frenzel: $83,000; Mr. Carter: $13,542; Mr. Larson: $116,250; and Mr. Wilensky: $42,600.

Deferred Compensation Plan

On an annual basis, eligible executives and key employees may elect to defer up to 75 percent of base salary, up to 100 percent of the annual incentive payable in the following calendar year, and up to 100 percent of vested long-term incentive awards of performance shares and certain RSUs into the Deferred Compensation Plan. For 2019, the Company matched 50 percent of base pay deferrals (up to 8 percent deferred), netting to a maximum 4 percent, for eligible matching contributions for eligible executives whose matching contributions into the Company’s 401(k) Savings Plan are restricted by Internal Revenue Code imposed limits. The Company matching contributions are credited to investment fund(s) selected by each NEO. The Company may also make discretionary contributions to accounts of certain participants but did not do so for any NEO in 2019.

The Company established irrevocable trusts to provide a secure source of funds to assist in meeting our deferred compensation obligations. We may make contributions to the trusts from time-to-time in amounts determined sufficient to pay benefits when due to participants under this Plan. Notwithstanding the trusts, this Plan is nonqualified and amounts on deposit in the trust are subject to the claims of the Company’s general creditors.

Investment Funds

The investment fund options under the Deferred Compensation Plan consist of those options available to all employees under the 401(k) Savings Plan, including the Xcel Energy Stock Fund, except that the brokerage account option is not available under the Deferred Compensation Plan. As under the 401(k) Savings Plan, participants may change their assumed investment funds on a daily basis. Deferred amounts from certain long-term incentive awards must remain invested in the Xcel Energy Stock Fund for a minimum of six months.

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EXECUTIVE COMPENSATION TABLES

Distribution Options

For the Deferred Compensation Plan, the executive’s account is payable on the earlier of a specific year or the executive’s separation from service or death and will be paid in a lump sum or in ten annual installments as elected by the executive or, if no election is made, in a lump sum.

•	If a specific year is elected, and is earlier than separation from service, a lump sum distribution will be made around January 31st of the elected year.
•

Distributions based on separation from service will be made (or will begin) around the next January 31st or July 31st that first follows the sixth-month anniversary of the executive’s separation from service.

•

In the event of the executive’s death, payment to the executive’s beneficiary will be made in a lump sum unless the executive was already receiving installment payments. In that case, the installment payments will continue to be paid to the executive’s beneficiary.

•	The executive can receive a distribution in the event of an extreme financial hardship that cannot be satisfied by any other means.

Potential Payments upon Termination or Change in Control

We provide severance benefits to our NEOs under the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). As discussed above, the Severance Policy provides a market-competitive severance benefit and provides a retention tool in the event the Company were to undergo a change in control. Each of our current NEOs is a participant in the Severance Policy. Additional participants may be named by the Board or the GCN from time to time.

Under the Severance Policy, a participant whose employment is terminated will receive severance benefits unless:

•

The employer terminated the participant for cause, which for this purpose includes termination for (i) the willful and continued failure of a participant to perform substantially his or her duties, after a written demand for substantial performance, or (ii) the willful engagement by a participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company;

•	Termination was because of the participant’s death, disability, or retirement;
•	The participant’s division, subsidiary, or business unit was sold and the buyer agreed to continue the participant’s employment with specified protections for the participant; or
•	The participant terminated voluntarily.

The severance benefits under the Severance Policy include the following payments:

•	A lump sum cash payment equal to the participant’s annual base salary and target annual incentive award;
•	Prorated target annual incentive compensation for the year of termination paid in a lump sum;
•	A lump sum cash payment of $30,000 for outplacement services;
•

A lump sum cash payment equal to the value of the additional amounts that would have been credited to or paid on behalf of the participant under pension and retirement savings plans if the participant had remained employed for one additional year; and

•	Continued medical, dental, and life insurance benefits for one additional year.

If the participant is terminated (including a voluntary termination following a diminution in salary, benefits, or responsibilities) within two years following a change in control, the participant will receive benefits under the Severance Policy similar to the severance benefits described above, except as follows:

•	The cash payment of the participant’s annual base salary and target annual incentive award will be increased by a severance multiplier up to three times, depending upon the participant’s tier;
•	The cash payment for the value of additional retirement savings and pension credits will be up to three years, depending upon the participant’s tier; and
•	Medical, dental and life insurance benefits will be continued for up to three years, depending upon the participant’s tier.

In addition, a subset of the participants entitled to enhanced benefits upon a change in control will be entitled to receive an additional cash payment to make the participant whole for any excise tax on excess parachute payments that he or she may incur, with certain limitations specified in the Severance Policy. This section of the Severance Policy was modified in October 2011 to eliminate the gross-up feature for new participants in the policy and for current participants whose benefit levels change after such date.

For these purposes, a change of control generally means (i) any acquisition of 20 percent or more of either our common stock or combined voting power (subject to limited exceptions for acquisitions directly from us, acquisitions by us or one of our employee benefit plans, or acquisitions pursuant to specified business combinations in which (a) our shareholders will own more than 60 percent of the shares of the resulting corporation, (b) no one person will own 20 percent or more of the shares of the resulting corporation, and (c) a majority of the board of the resulting corporation will be our incumbent directors), (ii) directors of the Company as of the date of the Severance Policy and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a “business combination”) (except those business combinations that satisfy clauses (a), (b) and (c) above), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

In addition, pursuant to the terms of our incentive compensation plans, upon a change in control, all unvested shares of restricted stock and unvested RSUs and Retention Units will vest immediately, and all performance shares will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.

The amounts payable in cash for each of the NEOs relating to the performance shares and RSUs are included in the “Equity compensation” row of the “Termination upon Change in Control” column in the table of Aggregate Termination Payments below. Additionally, restrictions would lapse on the following shares of restricted stock: Robert Frenzel, 19,273 shares with a value of $1,223,656.

To receive the benefits under the Severance Policy, the participant must also sign an agreement releasing all claims against the employer and its affiliates and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers for one year.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   51

EXECUTIVE COMPENSATION TABLES

Disability Benefits

All disability benefits for NEOs and all of our active employees are provided through an insured arrangement with a third-party administrator/insurer. Each of the NEOs is eligible for a disability benefit in the event of a total and permanent disability. This disability benefit is generally available to all employees of the Company.

For participants in the long-term disability benefit, the monthly disability benefit payable is equal to 60 percent of the participant’s basic monthly earnings, limited to a maximum $25,000 monthly benefit. This monthly benefit would be payable until normal retirement age, or for those participants becoming disabled after age 63, for a specific period of time.

Retirement Benefits

Upon retirement, the executive officers will be entitled to receive the retirement benefits described above under the caption “Pension Benefits” on pages 48 to 50 and the nonqualified deferred compensation described under the caption “Nonqualified Deferred Compensation” on pages 50 to 51.

Outstanding Equity Compensation Awards

As discussed above, pursuant to the terms of our incentive compensation plans, in the event there is a change in control, all stock-based awards, such as restricted stock, will vest immediately and any awards that may be settled in cash or stock, such as performance shares and RSUs, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.

The treatment of other unvested stock-based awards and awards that may be settled in cash or stock in situations other than a change in control, is as follows:

Award	Audience	Voluntary Termination	Involuntary Termination With Cause	Involuntary Termination Without Cause	Retirement	Death or Disability
Performance Shares (Long-Term Plan)	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation, with actual payment dependent upon the achievement of performance goals		Prorated until date of separation, with actual payment dependent upon the achievement of performance goals	Prorated until date of retirement, with actual payment dependent upon the achievement of performance goals
Restricted Stock Units (RSUs) (Long-Term Plan)	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation		Prorated until date of separation	Prorated until date of retirement
Restricted Stock (AIP)	All awards	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse

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EXECUTIVE COMPENSATION TABLES

Aggregate Termination Payments

This section explains those payments and benefits that are accelerated in various termination-of-employment scenarios.

For purposes of preparing this table, we have assumed that (i) the NEOs were terminated on December 31, 2019, and (ii) that the price of our common stock was $63.49 (the closing price on December 31, 2019).

Name	Termination upon Change in Control (1) ($)		Voluntary Termination/ Retirement ($)		Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)		Death ($)
Ben Fowke
Severance payments	9,315,000		—		—	3,105,000		—
Retirement/Pension (2)	—		—		—	—		—
Benefits (3)	243,599		—		—	101,200		—
Equity compensation	20,380,620	(4)	10,116,075	(5)	—	10,116,075	(5)	20,380,620
Conditional tax gross-up	—	(6)	—		—	—		—
Total	29,939,219		10,116,075		—	13,322,275		20,380,620

Robert Frenzel
Severance payments	3,412,500		—		—	1,137,500		—
Retirement/Pension (2)	244,075		28,008		28,008	107,508		28,008
Benefits (3)	177,717		—		—	79,239		—
Equity compensation	5,327,236	(4)	—		—	—		5,327,236	(5)
Total	9,161,528		28,008		28,008	1,324,247		5,355,244

Brett Carter
Severance payments	2,887,500		—		—	962,500		—
Retirement/Pension (2)	177,381		6,851		6,851	70,157		6,851
Benefits (3)	165,254		—		—	75,085		—
Equity compensation	2,840,647	(4)	—		—	—		2,840,647	(5)
Total	6,070,782		6,851		6,851	1,107,742		2,847,498

Kent Larson (7)
Severance payments	3,255,000		—		—	1,085,000		—
Retirement/Pension (2)	862,397		221,162		221,162	616,163		221,162
Benefits (3)	153,655		—		—	71,218		—
Equity compensation	3,428,277	(4)	1,725,676	(5)	—	1,725,676	(5)	3,428,277	(5)
Total	7,699,329		1,946,838		221,162	3,498,057		3,649,439

Scott Wilensky
Severance payments	2,932,500		—		—	977,500		—
Retirement/Pension (2)	414,896		251		251	201,722		251
Benefits (3)	148,049		—		—	69,350		—
Equity compensation	2,809,860	(4)	1,402,958	(5)	—	1,402,958	(5)	2,809,860	(5)
Total	6,305,305		1,403,209		251	2,651,530		2,810,111

(1)	Amounts in this column relate to amounts payable if a change in control, as defined in the Severance Policy, occurs and the executive officer is terminated within two years of such event.
(2)

Represents the actuarial present value of pension benefits that would be received upon a specified termination event over and above those included in the Pension Benefits Table on page 48, which the executive officers also would be entitled to receive, except upon death, in which case the SERP benefit, for the CEO, would be reduced by 50 percent. The amounts shown in the Pension Benefits Table are based on prescribed assumptions for age at payment, interest rate and mortality. In the event of immediate termination of employment, benefits would be calculated using actual assumptions set forth in the pension plan documents, which differ from the prescribed assumptions used for purposes of calculating the actuarial present value of accumulated benefits for the Pension Benefits Table. In addition, the retirement benefits payable subsequent to specific events (for example, a change in control) will be modified as described above. The retirement amounts shown in this section represent the increase, if any, in the present value of pension benefits due to the difference in assumptions for age at payment, interest rates and mortality. These amounts also reflect the increase due to changes in benefit level required for the specific termination event identified in the table.

(3)

Included in the amounts reported under “Benefits” for all NEOs is $30,000 for outplacement services. Amounts also include the dollar value of continued medical, dental and life insurance benefits for three additional years in the event of a termination upon change in control or one additional year in the event of an involuntary termination without cause as set forth below. For these purposes we have assumed that health care costs will increase at the rate of 6.11 percent per year.

	Ben Fowke ($)	Robert Frenzel ($)	Brett Carter ($)	Kent Larson ($)	Scott Wilensky ($)
3 Years	51,599	69,717	69,254	49,255	49,049
1 Year	17,200	23,239	23,085	16,418	16,350

Amounts in this row also include the dollar value of the additional matching contributions to the qualified and nonqualified savings plans for three additional years in the event of a termination upon change in control or one additional year in the event of an Involuntary Termination without Cause as set forth below:

2020 PROXY STATEMENT   |   XCEL ENERGY   |   53

EXECUTIVE COMPENSATION TABLES

	Ben Fowke ($)	Robert Frenzel ($)	Brett Carter ($)	Kent Larson ($)	Scott Wilensky ($)
3 Years	162,000	78,000	66,000	74,400	69,000
1 Year	54,000	26,000	22,000	24,800	23,000

(4)

Represents the value of the RSUs and dollar value of all performance shares that will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on pages 51 to 52.

(5)

Represents the value of the RSUs and dollar value of all performance shares that will vest and be paid out in cash, shares or a combination thereof as if the applicable performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on pages 51 to 52.

(6)	The benefit is less than the 280G limit. As a result, there is not an excise tax or associated gross-up.
(7)	Mr. Larson will be leaving the Company on May 31, 2020 after assisting with the transition under circumstances that trigger payments under our severance policy.

This section does not cover all amounts the NEOs will receive following termination as they are also entitled to receive:

•	their vested balances under pension and deferred compensation plans, as disclosed previously, under all employment termination scenarios;
•	the payments of long-term incentive awards, as described in the table on page 53;
•

annual incentive awards at target, in the event of a change in control, or at actual performance levels for all events other than termination with cause, as disclosed in the Grants of Plan-Based Awards Table on page 45.

54   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

EXECUTIVE COMPENSATION TABLES

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders (1)	5,109,764	n/a	4,572,667
Equity compensation plans not approved by security holders	n/a	n/a	—	(2)

(1)	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
	Xcel Energy Inc. 2015 Omnibus Incentive Plan	4,598,526	(3)	n/a	4,572,667	(4)
	SEP	511,238		n/a	—	(5)

(2)

The Xcel Energy Director Stock Equivalent Program for Non-Employee Directors (the “SEP”), as amended and restated, was first approved by shareholders at our 2004 annual meeting. For awards made prior to this shareholder approval, the number of shares of the Company’s common stock to be used for distribution under this SEP are purchased on the open market.

(3)

Includes performance shares, RSUs, stock equivalent units and associated reinvested dividend equivalents. For performance shares and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200 percent for performance shares and 120 percent for certain RSUs. Performance shares and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved.

(4)	Awards can take the form of stock options, stock appreciation rights, restricted stock, bonus stock, performance units, performance shares, RSUs or stock equivalent units.
(5)

The Xcel Energy SEP, as amended and restated, first approved by shareholders in 2004, was replaced by the 2015 Omnibus Incentive Plan, approved by shareholders at the 2015 annual meeting. The 1,312,664 shares that remain available under the Xcel Energy SEP will only be used to settle outstanding awards previously granted, which will continue to earn additional dividend equivalents. No additional awards will be made under the Xcel Energy SEP.

CEO Pay Ratio

For 2019, the annual total compensation for the CEO was $16,898,798, as reflected in the Summary Compensation Table on page 43 and our Company’s median employee annual total compensation was $113,022. This comparison results in a CEO Pay Ratio of 150:1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, and as required by Dodd-Frank.

As permitted under SEC guidance, to determine our median employee in 2017, we used a definition that was based on actual W-2 taxable income for the 2017 calendar year for those who were employed on November 1, 2017. Taxable income was selected because it is inclusive of all forms of compensation paid to an employee such as overtime and allowances per union contracts, and we believe it is an appropriate representation of pay. Our median employee for our 2019 pay ratio calculation is the same employee we used for our 2017 pay ratio calculation. We believe this employee continues to generally represent the employee population and compensation structure, and there were no changes in our employee population or compensation practices that could reasonably result in a significant change in pay ratio. The employee’s compensation was determined as defined by the Summary Compensation Table and that individual’s total compensation is shown above.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   55

DIRECTOR COMPENSATION

Director Compensation

The GCN has authority to develop and recommend compensation policies and programs for directors. The committee retained Meridian as its independent compensation consultant to advise when setting director compensation to ensure it is market based, aligned with shareholder interests, and consistent with our compensation principles. As part of its review in 2019 and based on market information presented by Meridian, the GCN recommended, and the Board approved, changes to the ONES Committee Chair compensation to reflect current market information and to continue to align compensation levels with median.  Additional information regarding Meridian is included on page 14.

Only non-employee directors are compensated for their Board service. In 2019, the annual pay was:

•	Annual Retainer: $105,000
•	Lead Independent Director: $30,000
•	Finance Committee Chair: $15,000
•	ONES Committee Chair: $15,000 through August 31, 2019; increased to $20,000 beginning September 1, 2019
•	GCN Chair: $20,000
•	Audit Committee Chair: $15,000
•	Audit Committee Members (including Chair): $10,000

Directors receive 25 percent of the applicable annual pay each quarter (pro-rated for partial service during the quarter). Directors may elect to defer all or a portion of their cash retainer into stock equivalent units (see “Stock Program” on page 57). We do not offer retirement benefits to our directors.

Annual Equity Grant

Directors elected at the 2019 annual shareholders meeting each received a grant of 2,621 shares of common stock or stock equivalent units representing approximately $150,000 in value, on the first business day following the 2019 annual shareholders meeting. Stock equivalent units are payable upon the director’s death, disability or termination of service. Terms of the stock equivalent units are discussed below under “Stock Program.”

The amount of compensation each independent director received in 2019, including deferred amounts, is shown in the table below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Lynn Casey	—	276,000	276,000
Richard K. Davis	125,000	150,000	275,000
Netha N. Johnson (3)	—	—	—
George J. Kehl (3)	—	—	—
Richard T. O’Brien	—	306,000	306,000
David K. Owens	105,000	150,000	255,000
Christopher J. Policinski	—	312,000	312,000
James T. Prokopanko	105,000	150,000	255,000
A. Patricia Sampson	115,000	150,000	265,000
James J. Sheppard	121,658	150,000	271,658
David A. Westerlund	—	288,000	288,000
Kim Williams	125,571	150,000	275,571
Timothy V. Wolf	109,429	150,000	259,429
Daniel Yohannes	115,000	150,000	265,000

(1)	Represents cash payments of annual retainer and additional retainers for service as Lead Independent Director, committee Chairs or Audit Committee members, including deferred amounts.
(2)

Amounts in this column represent the aggregate grant date fair value of the shares of common stock or stock equivalent units granted to directors in 2019 as computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation, which value is equal to the closing price of our common stock, as reported on Nasdaq, on the trading date preceding the applicable grant date. Directors may receive stock equivalent units for their annual equity grant and if they elect to defer their cash retainers into stock equivalent units. Stock equivalent units are only payable as a distribution of whole shares of our common stock upon a director’s termination of service, disability or death. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. As of fiscal year ended December 31, 2019, the number of stock equivalent units owned by directors were as follows: Ms. Casey: 7,667 units; Mr. Davis: 66,569 units; Mr. Johnson: 0 units; Mr. Kehl: 0 units; Mr. O’Brien: 54,805 units; Mr. Owens: 8,195 units; Mr. Policinski: 93,460 units; Mr. Prokopanko: 17,652 units; Ms. Sampson: 143,414 units; Mr. Sheppard: 46,242 units; Mr. Westerlund: 128,289 units; Ms. Williams: 86,627 units; Mr. Wolf: 64,629 units; and Mr. Yohannes: 6,470 units. For updated information on holdings of common stock and stock equivalent units as of March 25, 2020, see the Beneficial Ownership of Certain Shareholders table on page 29.

(3)	Mr. Johnson and Mr. Kehl were elected as directors effective March 1, 2020.

56   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

DIRECTOR COMPENSATION

Director Stock Ownership Guidelines

Independent directors are subject to stock ownership guidelines, which establish a target level ownership of Xcel Energy common stock or common stock equivalents of seven times their annual cash retainer. Directors are expected to meet this guideline within five years of being elected to the Board. All directors whose stock ownership target date was on or before December 31, 2019 have met the guideline.

Stock Program

Our director compensation plan aligns director and shareholder interests, and our Stock Program is designed to further that principle. Directors can elect to receive their annual equity grant in shares of common stock and/or stock equivalent units. Each stock equivalent unit has a value equal to one share of our common stock. Stock equivalent units cannot be voted by a director and are only payable as a distribution of whole shares of our common stock upon a director’s termination of service, disability, or death. The stock equivalent units fluctuate in value with the value of our common stock. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on our common stock. Directors can elect to receive payouts from the Stock Program either in January of the year following their separation from service or within 90 days of such event.

Directors are also able to defer compensation into stock equivalent units under our Stock Program until after retirement from the Board or separation from service as a director. Directors who elect to defer cash compensation into stock equivalent units receive a premium of 20 percent of the compensation that was deferred. The number of stock equivalent units for each independent director that have accumulated during their tenure of board service is listed in the Beneficial Ownership of Certain Shareholders table on page 29.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   57

PROPOSAL NO. 3

Proposal No. 3

Ratification of the Appointment of Deloitte & Touche LLP as Xcel

Energy Inc.’s Independent Registered Public Accounting Firm for 2020

The Audit Committee retains Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2020. D&T was originally selected as the independent registered public accounting firm effective March 27, 2002.

The Audit Committee negotiates the fees associated with the D&T engagement and participates in the selection of the lead engagement partner. The engagement partner is rotated periodically.

While the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s principal independent accountants, the Audit Committee and Board request that shareholders ratify the appointment of D&T as our independent registered public accounting firm as a matter of policy. While the Audit Committee is not required to take any action as a result of the outcome of this vote, it may investigate the reasons and consider whether to retain D&T or appoint another auditor, should shareholders reject the proposal. In addition, even if the appointment is ratified by shareholders, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of D&T will attend the virtual annual meeting and will have an opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

Vote Required

Ratification of the appointment of D&T as our 2020 independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the annual meeting. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment, unless a different vote is specified.

✓	Your Board, upon recommendation of the Audit Committee, recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

58   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the listing standards of the Nasdaq. The Audit Committee operates pursuant to its charter, which it reviews at least annually.

The charter delineates the roles and responsibilities of management and the independent public accounting firm as follows:

•

Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

•

Our independent auditors, D&T, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

To perform its oversight function, the Audit Committee has:

•

Reviewed and discussed the audited consolidated financial statements with management and our independent auditors. This review included a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

•	Discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.
•

Received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed the independence of D&T with them.

•

Reviewed and pre-approved the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.

•

At least annually, discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits for the year 2019. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in the charter, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC. The Audit Committee has appointed D&T as the Company’s independent auditors for 2020. Shareholder ratification of this appointment is included as Proposal No. 3 in these proxy materials.

Audit Committee

Richard T. O’Brien, Chair

A. Patricia Sampson

David A. Westerlund

Timothy V. Wolf

Daniel Yohannes

2020 PROXY STATEMENT   |   XCEL ENERGY   |   59

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

D&T has audited the Company’s consolidated financial statements since 2002. Audit services provided by D&T in 2019 included: the audits of consolidated financial statements and management’s assessment of internal control over financial reporting of the Company; reviews of interim consolidated financial information; and consultation on matters related to accounting and financial reporting. Representatives of D&T will be attend the virtual annual meeting and will have the opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

Audit and Non-Audit Fees

The following table presents fees for professional services performed by D&T, the member firms of D&T and their respective affiliates for the annual audit of the Company’s and its subsidiaries’ annual consolidated financial statements for 2019 and 2018, the review of the Company’s and its subsidiaries’ interim consolidated financial statements for each quarter in 2019 and 2018, and for audit-related, tax, and other services performed in 2019 and 2018 (in thousands).

	2019	2018
Audit Fees (1)	$5,204	$5,060
Audit-Related Fees (2)	733	264
Tax Fees (3)	368	371
All Other Fees (4)	60	65
Total	$6,365	$5,760

(1)

Includes annual audit of the Company’s and its subsidiaries’ consolidated financial statements and management’s assessment of our internal control over financial reporting, reviews of interim consolidated financial information, consultation on matters related to financial reporting, and comfort letters and consents for securities offerings.

(2)

Fees reported for 2019 include $275,000 for employee benefit plan audits; $383,000 for required rate case filing package review procedures in Texas and New Mexico; and $75,000 for other audits and accounting consultations. Fees reported for 2018 include $264,000 for employee benefit plan audits.

(3)

Fees reported for 2019 include $263,000 for tax compliance services and $105,000 for tax planning services. Fees reported for 2018 include $111,000 for tax compliance services and $260,000 for tax planning services.

(4)

Fees reported for 2019 include $3,000 for license fee for accounting research software product and $57,000 for other program and subscription services. Fees reported for 2018 include $5,000 for seminars; $3,000 for license fee for accounting research software product; and $57,000 for other program and subscription services.

Audit Committee Pre-Approval Policies

Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee has delegated pre-approval authority for matters that arise between meetings to the Chair of the Audit Committee. The Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All audit-related fees, tax fees and all other fees for 2019 and 2018 were pre-approved in accordance with this policy.

60   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

PROPOSAL NO. 4

Proposal No. 4

Shareholder Proposal Regarding a Report on the Costs and Benefits of Xcel Energy’s Voluntary Climate-Related Activities

Steven J. Milloy, 12309 Briarbush Lane, Potomac, MD 20854, owner of 61 shares, has given notice that he intends to present for action at the annual meeting the following resolution:

RESOLUTION

Shareholders request that, beginning in 2020, Xcel Energy annually publish a report of actually incurred corporate costs and associated actual and significant benefits accruing to shareholders and the climate from Xcel’s global climate-related activities that are voluntary and exceed government regulatory requirements. The report should be prepared at reasonable cost and omit proprietary information.

STATEMENT

Xcel’s purpose is to generate profits from generating affordable and reliable electricity while obeying applicable laws and regulations. Maintaining coal plants is the least expensive option for generating electricity per the U.S. Department of Energy’s National Coal Council 2018 report, “Power Reset” (www.BurnMoreCoal.com/wp-content/uploads/2018/10/NCC-Power-Reset-2018.pdf). Yet Xcel management intends to shutter its remaining coal plants, presumably in hopes of somehow altering global climate change.

This resolution is intended to help shareholders monitor whether Xcel’s voluntary activities and expenditures touted as protecting the climate are actually producing meaningful benefits to shareholders and the global climate.

Corporate managements sometimes engage in “greenwashing” ⎯ i.e., spending shareholder money on schemes ostensibly environment-related, but really undertaken merely for the purpose of improving the public image of management. Such insincere “green” posturing and associated touting of alleged, but actually imaginary benefits to public health and the environment may harm shareholders by distracting management, wasting corporate assets, ripping off ratepayers and deceiving shareholders and the public.

For example, Xcel Energy announced in 2019 it would be the first electric utility to derive 100% of its electricity from sources that don’t emit carbon dioxide (CO2) by 2050.

But achieving a power grid that is even 79% ‘carbon-free’ would cost Minnesota $80.2 billion through 2050. Going to 100% ‘carbon free’ would cost exponentially more.” (Source: https://www.americanexperiment.org/2019/03/two-answers-id-like-xcel-energys-carbonreport/)

What would these expenditures accomplish?

According to the above-cited report, spending all this money would accomplish nothing for the climate. A 100% ‘carbon-free’ electricity grid would reduce global temperatures by about 0.00073 degrees Celsius by 2100, an amount far too small to even be measured.

The reality is that global greenhouse gas emissions are on the order of 55.3 BILLION tons CO2 equivalents and increasing with no end in sight according to the UN. (Source: https://junkscience.com/2019/11/un-greenhouse-gas-emissions-hit-new-record-in-2018/)

China is reportedly now adding coal plant capacity equal to the entire US coal fleet. Around the world, there are reportedly 1,100 coal plants under construction. In comparison, Xcel Energy operates a mere 13 coal plants.

So, what are the actual benefits to ratepayers, shareholders and the climate of Xcel Energy meeting its announced emissions goal? By how much, in what way, and when will any of these activities reduce or alter climate change?

The information requested by this proposal is not already contained in any Xcel Energy report.

Xcel Energy should report to shareholders what are the specific actual benefits produced by its voluntary, highly touted and costly global climate-related activities. Are the touted benefits real and worthwhile? Or are they just greenwashing? Shareholders want to know.

The Xcel Energy Board Unanimously Recommends a Vote “Against” this Proposal

The Proposal requests that Xcel Energy publish a report of costs and benefits to shareholders and to the climate as a result of our voluntary, environment-focused activities. The Board believes that undertaking a specific, separate report to fulfill this request would be a significant waste of corporate resources because we already extensively discuss the costs and benefits of our investment strategy and environmental activities in numerous disclosures, which we regularly publish on our website or file with our regulators, including our resource plans, annual Corporate Responsibility Report and Carbon Report.

Xcel Energy has numerous existing disclosures that address the costs and benefits of our investment strategy and environmental activities.

The generation resource plans filed by our regulated utility subsidiaries in several of our key jurisdictions provide a long-range analysis of the costs and benefits of our planned future generation relative to alternative generation scenarios. Resource planning is a collaborative and iterative process. Plans are developed by considering studies, forecasts, regulatory requirements, historical data, existing and potential resource capability, costs associated with alternative portfolio solutions and information exchanged through a robust stakeholder engagement process which includes a wide variety of participants, such as state consumer advocates, large industrial customers, and environmental organizations. These analyses are discussed in our resource plans and then reviewed and approved by our regulators following extensive comment periods to ensure that our customers are being provided cost-efficient, reliable service. This process is a public process that may include either an adjudicatory hearing (where the Company is subject to cross-examination regarding its resource plan proposals) or public comment prior to regulatory action. We provide these filings on our website and include information on these plans in our filings with the SEC.  Where resource plans are not required, we provide similar analysis and work with stakeholders and eventually need commission certificate authority to build new generating facilities.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   61

PROPOSAL NO. 4

Our 2018 Corporate Responsibility Report details our efforts to reduce greenhouse gases as well as other initiatives we undertake to reduce our environmental footprint and the expected benefits to our customers, shareholders, and key stakeholders. For example, the Corporate Responsibility Report details our Steel for Fuel strategy which is designed to meet the future power needs of our customers. Under this strategy we are investing in renewable resources — the steel — while keeping customers’ bills relatively flat because the capital costs of the projects are offset by future renewable tax credits and avoided fuel costs. The Corporate Responsibility Report also details our planned investments to create a smarter energy grid to improve system performance, make our system more resilient, and accommodate additional renewable energy.

Our Carbon Report outlines the path to achieving carbon reductions and includes an in-depth analysis of our vision. The Carbon Report explains that we must balance customer affordability and reliability along with cleaner energy in order to meet the demands of our customers, shareholders, and communities. Climate modeling experts with the University of Denver reviewed our resource plans and confirmed that our goals are consistent with electric sector emission reduction scenarios likely to meet the temperature goals identified by most climate scientists and agreed to in the Paris climate agreement.

The Proponent's underlying assumptions regarding the need for a report are flawed.

The Proposal implies that our carbon reduction initiatives are “voluntary.” However, most of our states have clean energy policies that we must meet and those policies are expected to become more aggressive over time. By way of example, Colorado and New Mexico have adopted laws requiring us to meet specific goals that are consistent with or more aggressive than our plans. Also, several of our commissions require that our analyses account for either the potential future cost of carbon regulation or the externality value of carbon emissions, which means that our regulators will find that more low and zero carbon resources are cost-effective. Furthermore, the Proponent ignores the fact that the majority of our customers, including our residential and commercial customers, want clean energy. It is a wholly appropriate business decision — and one consistent with our investors’ interests — to provide our customers more of the resources they prefer. Finally, many of our investors view exposure to carbon resources as a business risk that needs to be effectively managed.

The Proponent further states that "Maintaining coal plants is the least expensive option for generating power. . ." and cites the U.S. Department of Energy's National Coal Council 2018 report, "Power Reset" for that analysis. This report uses a national average of the cost of existing coal generation compared to other options that do not account for regional differences. When planning for our system and presenting resource plans or certificate applications to our state regulatory commissions, we must use actual and expected costs of power plants that are located in the regions that serve our customers, whether coal, natural gas, or renewable. Our service territories benefit from the geographic concentration of favorable renewable resources. Strong wind and high solar generation capacity factors lower the cost of these resources. This, coupled with renewable tax credits and avoided fuel costs, enables us to invest in more renewable generation and lower our emissions profile while keeping customer bills affordable and providing an investment opportunity for our shareholders. Through the resource planning or certificate approval process with state regulators, we develop comprehensive, cost-effective plans to transform our system, meet regulatory and legislative requirements, serve customers and advance our transition to clean energy.

Producing a specific, additional report would be contrary to investor interests, redundant, and inefficient.

We regularly engage with our customers, regulators, investors, and other stakeholders on a variety of issues, including climate change and other sustainability topics. The majority of our stakeholders believe that it is important for Xcel Energy to play a role in reducing carbon emissions. Therefore, we are confident that this proposal and the views of Mr. Milloy and his organization, Burn More Coal, do not represent the views of our stakeholders. It is in our investors’ best interests to remain aligned with our stakeholders.

The Board does not believe it is in the best interests of shareholders for Xcel Energy to prepare a separate report on our global climate-related activities. As discussed above, we are a domestic company that is subject to achieving carbon reduction goals that are part of state policies. We already disclose the actions, as well as the expected costs and benefits, associated with our resource planning and investment strategy in numerous public disclosures. Developing a separate report as requested in the proposal would be contrary to investor interests and an inefficient use of shareholder resources.

Vote Required

The affirmative vote of a majority of the voting power of the shares present or by proxy and entitled to vote at the annual meeting will be required for the approval of this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless a different vote is specified.

✓	Your Board recommends a vote “AGAINST” this proposal for the reasons described above.

62   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

ADDITIONAL INFORMATION

Additional Information

Related Person Transactions

Related-Party Transaction Policy

In 2008, the Board adopted a policy establishing procedures for the review and approval or ratification of transactions involving Xcel Energy if one of our directors, nominees for director, executive officers, or shareholders owning more than five percent of our common stock, or their immediate family members, has a material interest in the transaction. Transactions or series of transactions exceeding a value of $120,000 are governed by this policy. The GCN is responsible for reviewing these transactions. In determining whether to approve or ratify any such transactions, GCN must analyze the following factors:

•	Whether the terms are fair to the Company;
•	Whether the transaction is material to the Company;
•	The role the related person has played in arranging the transaction;
•	The structure of the transaction;
•	The interests of all related persons in the transaction; and
•	Any other considerations the GCN deems relevant.

Whether a related person has a “material interest” in a transaction is a facts and circumstances determination. Factors considered include the relationship of the related persons to the transaction and with each other, the importance of the interest to the person having the interest, and the amount involved in the transaction, and any other consideration deemed relevant by the GCN. The GCN will approve a related person transaction only if it determines that the transaction is beneficial to the Company and the terms are fair to the Company. For 2019, no transactions were required to be reviewed by the GCN under the related-party transaction policy.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   63

QUESTIONS AND ANSWERS

Questions and Answers About the Proxy Materials and the Annual Meeting

What are the Company’s voting recommendations?

Our Board recommends that you vote your shares as follows:

•	FOR each of the nominees to the Board (see pages 21 to 28);
•	FOR the approval of the advisory vote on executive compensation (see page 31);
•	FOR the ratification of the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2020 (see page 58); and
•	AGAINST the shareholder proposal (see pages 61 to 62).

What is the voting requirement to approve each of the proposals?

Election of Directors. For Proposal No. 1, you may vote “FOR” or “AGAINST” each of the director nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. To elect a director, the shares voted “FOR” a nominee must exceed the shares voted “AGAINST” the nominee. A “WITHHOLD” vote will not have an impact on the election of directors.

Our Guidelines require an incumbent director in an uncontested election to tender a resignation to our GCN if the director does not receive a majority of the votes cast “FOR.” After taking into account that committee’s recommendation, the Board will act on the offer of resignation and publicly disclose its decision within 90 days of the date of the certification of the election results. In making its recommendation or decision, the GCN and the Board may each consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision regarding his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director’s resignation is accepted by the Board, the Board may fill any resulting vacancy or may elect to not fill the vacancy and decrease the size of the Board.

Other Proposals. For all other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Proposal Nos. 3 and 4 require the affirmative “FOR” vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is treated as not present and not entitled to vote on that proposal.

For Proposal No. 2, we will consider our shareholders to have approved our executive compensation on an advisory, non-binding basis if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” For purposes of this proposal, a vote to “ABSTAIN” and a failure to vote in person or by proxy (including a broker non-vote) will have no effect on this proposal.

What happens if additional proposals are presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxies, Robert C. Frenzel, Scott M. Wilensky, and Wendy B. Mahling, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote your proxy for such other candidate or candidates as may be recommended by the GCN and nominated by the Board.

Who are the appointed proxies?

The Company has appointed Robert C. Frenzel, Scott M. Wilensky, and Wendy B. Mahling, or any of them with power of substitution, as proxies to vote all proxies properly executed and submitted by shareholders who are entitled to vote at the annual meeting of shareholders, or any adjournment or postponement of the meeting.

What is the quorum requirement for the Annual Meeting?

At March 25, 2020, there were 525,029,432 common shares issued and outstanding entitled to vote at the annual meeting and each share is entitled one vote. We will have a quorum and be permitted to conduct business if a majority of the voting power of these shares is represented online at the virtual annual meeting or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

64   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

QUESTIONS AND ANSWERS

How can I vote my shares?

Shareholders of Record may vote their shares as follows:

•

By Internet — Go to the website at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

•	By Telephone — Call 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

•

By Mail — If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.

•	During the Meeting — Go to www.virtualshareholdermeeting.com/XEL2020. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

Please help us save time and postage costs by voting by internet or by telephone. Voting by internet or telephone is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately.

Beneficial Owner of Shares Held in Street Name. All beneficial owners will receive instructions from the holder of record (the bank, brokerage house, or other nominee that holds your shares) that you must follow in order for your shares to be voted. Typically, you will be able to submit your voting instructions to your broker or nominee.

Employee Plan Participant. If you are a participant in one of our employee savings or stock ownership plans (“Company Plans”), your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not vote your Company Plan shares by 11:59 p.m. EDT on May 19, 2020 the trustee will vote your allocated shares, along with all unallocated shares held in the Company Plan, in the same proportion that all other allocated shares are voted.

What happens if I do not give specific voting instructions?

If you do not give specific voting instructions, how your shares are voted depends on whether you are a shareholder of record or a beneficial owner.

•	Shareholders of Record. If you are a shareholder of record and you either:

1. Vote on the internet and leave all voting options blank and click “Submit,” or

2. Sign and return a proxy card without giving specific voting instructions,

then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

•

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the difference between holding shares as a Shareholder of Record and as a Beneficial Owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•

Shareholder of Record. Your shares are registered directly in your name with our transfer agent, EQ Shareowner Services. As the shareholder of record, you have the right to vote your shares by proxy directly with the Company (by internet, by telephone, or by mail) or to vote in person at the annual meeting. If you do not vote in person or by proxy, your shares will not be voted.

•

Beneficial Owner of Shares Held in Street Name. Your shares are held in a stock brokerage account or by a bank or other nominee (sometimes this is referred to as “street name”). Your broker or nominee is considered the shareholder of record with respect to those shares and forwards proxy materials to you. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. If you wish to vote your shares in person, you must provide us with a legal proxy from your broker.

What is the record date and what does it mean?

Only shareholders of record at the close of business on the record date, March 25, 2020, are entitled to receive notice of the annual meeting and to vote on the shares of common stock that they held on such date. Each share of our common stock held on the record date is entitled to one vote upon each matter presented at the annual meeting.

2020 PROXY STATEMENT   |   XCEL ENERGY   |   65

QUESTIONS AND ANSWERS

What is the deadline for voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 21, 2020
A street name holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 21, 2020
A participant in the Company Plans	• Mail • Internet or telephone	• By May 19, 2020 • By 11:59 p.m., EDT, on May 19, 2020

Can I change my vote?

Yes. If you change your mind after voting your proxy and prior to the annual meeting, you can revoke your proxy and change your proxy instructions by signing another proxy with a later date, voting a second time by telephone or by the internet prior to the deadlines set forth in the question above titled “What is the deadline for voting?,” or voting online at the annual meeting. Alternatively, you may provide a written statement to the Company (attention: Corporate Secretary) of your intention to revoke your proxy.

Is my vote confidential?

Yes. Xcel Energy has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for the Company to assert or defend claims.

Which ballot measures are considered “routine” or “non-routine”?

The proposal to ratify the appointment of D&T as the Company’s independent registered public accounting firm for 2020 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters.

The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2), and the shareholder proposal (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, and 4.

How do I attend and vote at the Annual Meeting?

Due to coronavirus (COVID-19) developments, we have determined that our annual meeting will be a completely virtual annual meeting.  There will be no physical meeting location.  Please follow these instructions to participate in the online meeting:

•	Go to www.virtualshareholdermeeting.com/XEL2020. You will need the 16-digit control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.

•	The virtual meeting will start promptly at 9:00 a.m. CDT on Friday, May 22, 2020. You may begin to log into the meeting platform beginning at 8:30 a.m. CDT on May 22, 2020.

•

Our virtual meeting website will contain instructions for accessing technical support to assist in the event you encounter any difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page starting 30 minutes before our scheduled 9:00 a.m. start time.

•

If you do not have internet access, please call 1-888-317-6016 (toll free in the United States), 1-855-669-9657 (toll free in Canada), or 1-412-317-6016 (international) to listen to the meeting proceedings. Please ask to join the Xcel Energy Annual Shareholders Meeting when prompted. If you join through the audio conference, you will not be able to vote your shares or ask questions during the meeting.

Our rules of conduct and procedures governing the virtual annual meeting generally provide that:

•	You may submit questions when you vote before the meeting at www.proxyvote.com or through the virtual meeting website during the meeting.

•	In order to allow us to answer questions from as many shareholders as possible, we limit each shareholder to one question.

•	Personal grievances, claims, and political statements are not appropriate subjects for the annual meeting.

•

If we do not have time to answer all the questions that have been submitted, we expect to post any additional appropriate questions and our answers on our Investor Relations website promptly following the meeting, and retain them for one week after posting. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

A replay of the meeting will be publicly available on our Investor Relations site after the meeting concludes.

Who pays for the cost of soliciting votes for the Annual Meeting?

Some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Xcel Energy, postings on our website, www.xcelenergy.com, and advertisements in periodicals. We will bear the expense of any such solicitation, as well as the costs of preparing, printing and mailing this proxy material.

We have also hired Morrow Sodali LLC to assist us in the solicitation of votes. We expect to pay Morrow Sodali LLC approximately $19,500 for consultation services and preparation in connection with the solicitation, plus expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of our stock.

66   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

QUESTIONS AND ANSWERS

Does the Company offer shareholders electronic delivery of proxy materials?

Yes. Xcel Energy offers shareholders the option to receive the Annual Report to shareholders and proxy statement electronically instead of receiving paper copies of these documents in the mail. You must specifically request the electronic information prior to the record date for the annual meeting.

Shareholders of Record should call EQ Shareowner Services at 1-877-778-6786 to request electronic delivery. Beneficial Owners must contact their bank, brokerage house, or other nominee record holder to request electronic delivery. As soon as the Annual Report to shareholders and proxy statement are available, electronic delivery participants will receive an email with a link to the information and a control number to use to vote online.

Why did I only receive a Notice directing me to the Internet instead of the proxy statement and Annual Report?

We are again providing shareholders internet access to our proxy to reduce the environmental impact of our annual meeting and to manage costs. On April 8, 2020, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to some of our shareholders and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. Shareholders can indicate a preference to receive a printed copy by calling 1-800-690-6903 or by internet at www.investorelections.com/xel. Once a shareholder requests to receive a printed copy, that choice will remain in effect until changed by the shareholder. If you are a beneficial owner and you want to receive separate copies of the Annual Report to shareholders and proxy statement in the future, you should contact your bank, broker, or other nominee record holder.

What does it mean if I receive more than one Notice of Internet Availability of proxy materials or proxy card or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

May I propose actions or nominees for consideration at next year’s Annual Meeting of Shareholders?

Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:

•

Proposals included in the Proxy Statement. Unless we indicate otherwise at a later date, for a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than December 9, 2020. These proposals must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. These proposals also need to comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.

•

To be raised from the floor. Similarly, unless we indicate otherwise at a later date, for a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than February 21, 2021 and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company — Investor Relations — Governance Documents.”

•

Director nominations to be included in the Proxy Statement (proxy access). Unless we indicate otherwise at a later date, for a shareholder nominee for director to be considered for inclusion in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than on November 9, 2020 and no later than December 9, 2020 and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company —Investor Relations — Governance Documents.”

Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors,

Wendy B. Mahling

Vice President, Corporate Secretary and Managing Attorney

Minneapolis, Minnesota

2020 PROXY STATEMENT   |   XCEL ENERGY   |   67

EXHIBIT A

Exhibit A

GAAP and Ongoing Earnings

The following table provides a reconciliation of ongoing diluted EPS to GAAP diluted EPS for 2005 through 2019:

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015 (1)	2016	2017	2018	2019
GAAP EPS	$1.23	$1.36	$1.35	$1.46	$1.48	$1.62	$1.72	$1.85	$1.91	$2.03	$1.94	$2.21	$2.25	$2.47	$2.64
Discontinued Operations	(0.03)	(0.01)	—	—	0.01	(0.01)	—	—	—	—	—	—	—	—	—
Continuing Operations	1.20	1.35	1.35	1.46	1.49	1.61	1.72	1.85	1.91	2.03	1.94	2.21	2.25	2.47	2.64
PSRI-COLI	(0.05)	(0.05)	0.08	(0.01)	0.01	(0.03)	—	—	—	—	—	—	—	—	—
Prescription Drug Tax Benefit	—	—	—	—	—	0.04	—	(0.03)	—	—	—	—	—	—	—
SPS FERC Order	—	—	—	—	—	—	—	—	0.04	—	—	—	—	—	—
Loss on Monticello LCM/EPU Project	—	—	—	—	—	—	—	—	—	—	0.16	—	—	—	—
Impact of Tax Cuts and Jobs Act	—	—	—	—	—	—	—	—	—	—	—	—	0.05	—	—
Ongoing EPS	$1.15	$1.30	$1.43	$1.45	$1.50	$1.62	$1.72	$1.82	$1.95	$2.03	$2.09	$2.21	$2.30	$2.47	$2.64

(1)	Amounts in this column do not sum due to rounding.

Xcel Energy’s management believes that ongoing earnings reflects management’s performance in operating the Company and provides a meaningful representation of the performance of Xcel Energy’s core business. In addition, Xcel Energy’s management uses ongoing earnings internally for financial planning and analysis, for reporting of results to the Board of Directors, and when communicating its earnings outlook to analysts and investors.

2019 EPS Growth

6.9% (annual GAAP and ongoing EPS growth)

A-1   |   THE FUTURE IN SIGHT   |   XCEL ENERGY

xcelenergy.com | © 2020 Xcel Energy Inc. | Xcel Energy is a registered trademark of Xcel Energy Inc. | 20-01-304

XCEL ENERGY INC XCEL ENERGY INC. 414 NICOLLET MALL MINNEAPOLIS, MN 55401 ATTN: INVESTOR RELATIONS VOTE BY INTERNET Before The Meeting Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/XEL2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.